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                             GROUND LEASE AGREEMENT

                                     between

                        BRAZOS BELTLINE DEVELOPMENT, INC.

                                       and

                                VARI-LITE, INC.,
                                  SHOWCO, INC.,
                         SHOWCO CREATIVE SERVICES, INC.,
                        CONCERT PRODUCTION LIGHTING, INC.
                                       and
                                  IRIDEON, INC.


                          Dated as of December 21, 1995




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            THIS GROUND LEASE AGREEMENT HAS BEEN ASSIGNED AS SECURITY
              FOR INDEBTEDNESS OF BRAZOS BELTLINE DEVELOPMENT, INC.
                                SEE SECTION 18.10


This Ground Lease Agreement has been manually executed in six counterparts, numbered consecutively from 1 through 6, of which this is No. ___. To the extent, if any, that this Ground Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in Texas) no security interest in this


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Ground Lease Agreement may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.

                             GROUND LEASE AGREEMENT


     THIS GROUND LEASE AGREEMENT (this "GROUND LEASE") is made and entered into as of December 21, 1995, by and between BRAZOS BELTLINE DEVELOPMENT, INC., a Texas corporation ("BRAZOS"), and VARI-LITE, INC., SHOWCO, INC., SHOWCO CREATIVE SERVICES, INC., CONCERT PRODUCTION LIGHTING, INC. and IRIDEON, INC., each a Delaware corporation (collectively, "VARI-LITE").

                              W I T N E S S E T H:

     WHEREAS, on or about the date of this Ground Lease, Brazos will acquire by assignment all rights to purchase that certain tract of real property subject to that certain Contract of Sale dated August 15, 1995, by and between Cyril D. Kasmir, Trustee, as buyer, and MCDLF Holding Company, a California corporation, as seller, as amended by that certain letter agreement dated September 12, 1995, and as further amended by that certain Second Amendment of Contract of Sale date November 7, 1995, and as further amended by that certain letter agreement dated December 4, 1995 (together the "CONTRACT OF SALE"); and

     WHEREAS, upon reliance of and after acquisition of such real property by Brazos, Vari-Lite wishes to lease such real property under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Brazos and Vari-Lite hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 DEFINED TERMS. For the purposes of this Agreement each of the following terms shall have the meaning specified with respect thereto:

     "ACQUISITION COST" means the amount of the Initial Advance made pursuant to the Credit Agreement under Tranche A plus the Brazos equity advanced for the acquisition of the Property.

     "ADDITIONAL RENT" has the meaning set forth in SECTION 6.3 hereof.

     "AFFILIATE" means any other person controlling, controlled by or under direct or indirect common control with any Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "APPROVED PURPOSE" means, if the Property is developed, general office use, light manufacturing, assembly work, repairs, sales, marketing, advertising, warehousing, storage and distribution.

     "ASSIGNEE" means any lender or agent for a lender under the Credit Agreement to which any part of Brazos' interest under this Ground Lease or in the Property shall at the time have been assigned, conditionally or otherwise, by Brazos pursuant to SECTION 18.10 hereof.

     "ASSIGNMENT" means each assignment or security agreement referred to in
SECTION 18.10 hereof between Brazos and any lender or agent for a lender under the Credit Agreement, pursuant to which Brazos assigns or grants a security interest in any of its rights under this Ground Lease, as from time to time amended.


GROUND LEASE AGREEMENT - Page 1

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     "BASIC RENT" means for each calendar month the amount computed by multiplying the following:

     (i) the Acquisition Cost of the Property as of the Effective Date with respect to the initial Basic Rent Payment Date and thereafter, as of the preceding Basic Rent Payment Date, by

     (ii) a fraction having a numerator equal to the number of days in such month and a denominator of 360, by

     (iii) 0.40% plus (A) if no BR Borrowings will be outstanding during the Computation Period (as defined below) the weighted average percentage cost per annum of LIBOR Borrowings outstanding at any time during the period from the first day of the month to and including the last day of the month (the "COMPUTATION PERIOD") for which Basic Rent is being computed; or (B) if no LIBOR Borrowings will be outstanding during the Computation Period, the weighted average cost per annum of BR Borrowings; or (C) if both BR Borrowings and LIBOR Borrowings are outstanding during the Computation Period, the cost as determined above with respect to each proportionate amount of the outstanding BR Borrowings and LIBOR Borrowings, plus, on the first Basic Rent Payment Date for which Basic Rent is due, an additional amount computed by multiplying (i) and (iii) above by a fraction having a numerator equal to the number of days from the Effective Date to the first Basic Rent Payment Date for which Basic Rent is due and a denominator of
360. If any LIBOR Borrowings are subject to an Interest Period (as defined in the Credit Agreement) which is due to expire prior to the next Basic Rent Payment Date, the cost per annum of the relevant LIBOR Borrowings or BR Borrowings two Business Days prior to such Basic Rent Payment Date shall be used for purposes of calculating the weighted average cost per annum of the relevant LIBOR Borrowings or BR Borrowings pursuant to (iii) above for the month. If the actual weighted average cost per annum of the relevant LIBOR Borrowings or BR Borrowings for such month is lower than the weighted average cost per annum of the relevant LIBOR Borrowings or BR Borrowings, the amount of Basic Rent which Vari-Lite overpaid shall be credited towards Basic Rent on the following Basic Rent Payment Date and, if the actual weighted average cost per annum of the relevant LIBOR Borrowings or BR Borrowings for such month is higher than the weighted average cost per annum of the relevant LIBOR Borrowings or BR Borrowings, the amount of Basic Rent which Vari-Lite underpaid shall be paid by Vari-Lite on the following Basic Rent Payment Date.

     "BASIC RENT PAYMENT DATE" means the first day of any calendar month during the Lease Term or Renewal Term of the Property or, if such day is not a Business Day, the next succeeding Business Day.

     "BBH&CO" means Brown Brothers Harriman & Co., a New York limited partnership.

     "BRAZOS" means Brazos Beltline Development, Inc., a Texas corporation which is a wholly-owned subsidiary of Brazos River Leasing, L.P., or any successor or successors to all of its rights and obligations hereunder and, for purposes of
SECTION 10.1(c), shall include any corporation, trust, individual, or other person or entity which computes its liability for income or other taxes on a consolidated basis with Brazos or the income of which for purposes of such taxes is determined or affected directly or indirectly by the income of Brazos or its successor or successors.

     "BR BORROWINGS" means all borrowings by Brazos under the Credit Agreement which bear interest based on a base rate of interest specified by BBH&Co under the Credit Agreement.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas or New York City, New York are authorized or required by law to close.

     "CODE" means the Internal Revenue Code of 1986, as amended.


GROUND LEASE AGREEMENT - Page 2

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     "CONSENT" means each consent of Guarantor to an Assignment, pursuant to which, among other things, Guarantor consents to the terms of such Assignment insofar as they relate to this Ground Lease, as from time to time amended.

     "CONSTRUCTION AGREEMENT" means the construction agreement to be entered into by Brazos with a party designated by Brazos and acceptable to the Agent to construct the Facility.

     "CONSTRUCTION CONSULTANT" means, if the Property is developed, Fults Associates, Inc., a Texas corporation.

     "CONTRACTOR" means, if the Property is developed, the party appointed by Brazos, subject to acceptance of such party by the Agent, Vari-Lite and the Guarantor.

     "CREDIT AGREEMENT" means the Credit Agreement dated as of December 21, 1995 among Brazos, and BBH&Co as agent for the lenders related to the financing of the Property, as it may be amended, restated, modified or supplemented, from time to time.

     "EFFECTIVE DATE" means with respect to the Property, the date on which the Property is acquired by Brazos and leased hereunder by Brazos to Vari-Lite, as evidenced by this Ground Lease.

     "ENVIRONMENTAL CLAIM" means any third party (including government agencies and employees, Brazos, BBH&Co, the lenders under the Credit Agreement and their respective successors and assigns) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

     "ENVIRONMENTAL LAW" means all Legal Requirements arising from, relating to, or in connection with the Environment (as defined in 43 U.S.C. Section 9601(8)
(1988)), health, or safety, including without limitation (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and
(ii) Legal Requirements relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposals, hazardous materials or wastes; (c) the safety or health or transportation; (d) exposure to pollutants, contaminant of the public or employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or waste.

     "EVENT OF DEFAULT" has the meaning set forth in SECTION 13.1 hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all regulations promulgated by the Securities and Exchange Commission thereunder.

     "FACILITY" means, if the Property is developed, all improvements of whatever kind or character now or hereafter located on, in or under or affixed to the Property, including, without limitation, the office building, any utilities, paving, signage or lighting, and all fixtures installed in such improvements, and all additions, replacements and subsequent replacements thereof which is leased pursuant to any Facility Lease, but excluding all parcels of land on which such Facility sits.

     "FACILITY LEASE" means any lease of the Facility acceptable to Brazos, BBH&Co, Vari-Lite and each of the lenders under the Credit Agreement.

     "GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, Brazos, the Guarantor, Vari-Lite, or any of their respective properties.


GROUND LEASE AGREEMENT - Page 3

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     "GOVERNMENTAL REQUIREMENTS" shall mean all statutes, laws, ordinances, orders, writs, injunctions, decrees, rules and regulations of any Governmental Authority applicable to Brazos, Vari-Lite, the Ground or any Facility.

     "GROUND LEASE" means this Ground Lease Agreement.

     "GUARANTOR" means Vari-Lite Holdings, Inc., a Texas corporation having its principal office at 201 Regal Row, Dallas, Texas 75247, and its successors.

     "GUARANTOR CONSENT" means the Consent and Agreement dated as of December 21, 1995 among the Guarantor, Brazos and BBH&Co, as it may be amended or supplemented from time-to-time.

     "GUARANTY" means the Guaranty Agreement, dated as of December 21, 1995, by and between the Guarantor and Brazos, as it may be further amended, restated, modified or supplemented, from time to time, in accordance with the terms thereof.

     "INDEBTEDNESS" means, with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid when due), (e) all obligations of such Person under leases required to be accounted for as capital leases under generally accepted accounting principles, (f) all obligations of such Person to reimburse the issuer of any letter of credit, (g) all guarantees of payment or collection of liabilities or obligations of the nature specified in clauses (a) through (f) above of another Person or similar arrangement pursuant to which such Person has assured a creditor of the other Person against loss and (h) all obligations of others of the types referred to in clauses (a) through (g) above secured by (or for which the holders of such obligations have an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed.

     "INDEMNIFIED PERSON" has the meaning set forth in SECTION 10.1 hereof.

     "INSURANCE REQUIREMENTS" means all requirements of this Ground Lease with respect to insurance, all terms of any insurance policy covering or applicable to the Property, all requirements of the issuer of any such policy, all statutory requirements and all orders, rules, regulations and other requirements of any governmental body related to insurance applicable to the Property.

     "LEASE DOCUMENTS" means any Facility Lease, this Ground Lease, any Facility Leasing Record (as defined in the Facility Lease), and the Property Leasing Record (as defined in this Ground Lease) and all documents and instruments executed in connection therewith including, without limitation, the Guaranty, the Lessee Consent, the Guarantor Consent and the Construction Agreement.

     "LEASE TERM" has the meaning set forth in SECTION 5.1 hereof.

     "LEGAL REQUIREMENTS" means all laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereinafter enacted, made or issued, whether or not presently contemplated, and all agreements, covenants, conditions and restrictions applicable to the Property and/or the ownership, operation or use thereof, including, without limitation, all requirements of the Americans With Disabilities Act (P.L. 101-335) and environmental statutes, compliance with which is required at any time during the Lease Term and any Renewal Term, whether or not such compliance shall require structural, unforeseen or extraordinary changes to the Property or the operation, occupancy or use thereof.

     "LESSEE CONSENT" means the Consent and Agreement dated as of December 21, 1995 among Vari-Lite, Brazos and BBH&Co, as it may be amended or supplemented from time-to-time.


GROUND LEASE AGREEMENT - Page 4

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     "LIBOR BORROWINGS" means all borrowings by Brazos under the Credit
Agreement which bear interest based on the per annum rate of interest at which dollar deposits are offered by major banks in the London inter-bank market.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

     "LIEN OF RECORD" means, with the exception of the Lien of a lender or lender's agent under the Credit Agreement, any mechanics' or materialmen's lien for which retainage is held in amounts required by applicable law, lien securing the payment of taxes, assessments or governmental charges and levies which are due, payable and delinquent, judgment lien or any other filed, recorded, or docketed matter (whether or not the same shall constitute a Permitted Encumbrance or be the subject of a Permitted Contest) which (a) may result in a sale for satisfaction of same, a loss, forfeiture, reversion of title, or right of reentry with respect to the Property or (b) whether or not valid, is reasonably likely to interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities of Vari-Lite under this Ground Lease.

     "MATERIAL ADVERSE CHANGE" means any circumstance or event that (a) can reasonably be expected to cause an Event of Default; (b) otherwise can reasonably be expected to (i) be material and adverse to the continued operation of Vari-Lite or (ii) be material and adverse to the financial condition, business operations, prospects or properties of Vari-Lite (provided consolidation of the Acquisition Cost for financial accounting purposes of Vari-Lite or the Guarantor shall not be a Material Adverse Change in financial condition); (c) could reasonably be expected to adversely affect the performance by Vari-Lite of its obligations under any Facility Lease or this Ground Lease; or (d) in any manner whatsoever does or can reasonably be expected to materially and adversely affect (i) the validity or enforceability of any Facility Lease or this Ground Lease or (ii) the fair market value of the Property.

     "MAXIMUM RATE" has the meaning set forth in SECTION 18.8 hereof.

     "PERMITTED CONTEST" has the meaning set forth in paragraph (a) of ARTICLE XVII hereof.

     "PERMITTED ENCUMBRANCES" means the following Liens and other matters affecting the title of the Property: (a) mechanics' and materialmen's liens incurred in good faith in the ordinary course of business and securing obligations that are junior to any Liens of Assignee not exceeding $100,000 in the aggregate which are not yet due or which are subject to a Permitted Contest;
(b) Liens securing the payment of taxes, assessments and governmental charges or levies, either not delinquent or subject to a Permitted Contest; (c) zoning and planning restrictions, subdivision and platting restrictions, easements, rights-of-way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property, minor encroachments or minor irregularities of title which do not materially impair (i) the intended use of the Property by Vari-Lite or (ii) the value of the Property; (d) reservations of mineral interests, provided that the holders of such mineral reservations shall have waived the right to, or otherwise be precluded from, entering on the Property for the purpose of removing or extracting such minerals; and (e) the lien created contemporaneously with the acquisition of the Property pursuant to, and securing the obligations under, the Credit Agreement.

     "PERSON" means an individual, partnership, corporation, business trust, joint venture, joint stock company, trust, unincorporated association or Governmental Authority or other entity of whatever nature.

     "POTENTIAL DEFAULT" means any event which, but for the lapse of time, or giving of notice, or both, would constitute an Event of Default.

     "PROPERTY" means that certain parcel of land purchased by Brazos pursuant to the Purchase Contract and leased hereunder, as such land is more particularly described on EXHIBIT A attached hereto and incorporated herein by reference for all purposes and when leased subject to the respective easements, rights and appurtenances relating to such parcels of land, but excluding the Facility.


GROUND LEASE AGREEMENT - Page 5

     "PROPERTY LEASING RECORD" means an instrument evidencing the lease of the Property under this Ground Lease, as prepared and executed by Brazos, as lessor, accepted and executed by Vari-Lite, as lessee.

     "PURCHASE CONTRACT" means that certain Contract of Sale dated August 15, 1995, by and between Cyril D. Kasmir, Trustee, as buyer, and MCDLF Holding Company, a California corporation, as seller, as amended by that certain letter agreement dated September 12, 1995, and as further amended by that certain Second Amendment of Contract of Sale date November 7, 1995, and as further amended by that certain letter agreement dated December 4, 1995.

     "RENEWAL TERM" has the meaning set forth in SECTION 11.3 hereof.

     "REPORTS" has the meaning set forth in SECTION 2.5 hereof.

     "UNECONOMIC NOTICE" has the meaning set forth in SECTION 12.1 hereof.

     "UNECONOMIC PROPERTY" has the meaning set forth in SECTION 12.1 hereof.

     "UNITARY METHOD OF TAXATION" means a method of taxation under which the business income of individual corporations in a commonly controlled enterprise which may be deemed to operate in the same general line of business as a corporation or corporations subject to a state's taxing jurisdiction is aggregated regardless of whether the individual corporations have a tax nexus with, or presence in, such state and is then apportioned to such state based on an apportionment formula.

     "VARI-LITE" has the meaning set forth in the first paragraph of this Ground Lease.

     Section 1.2 FORMS. All forms specified by the text hereof or by reference to exhibits attached hereto shall be substantially as set forth herein, subject to such changes by Brazos and Vari-Lite by mutual consent that do not alter the substantive rights of the parties hereto or of the Assignees or as may be required by applicable laws hereafter enacted.

     Section 1.3 RECITALS, TABLE OF CONTENTS, TITLES, AND HEADINGS. The terms and phrases used in the recitals of this Ground Lease have been included for convenience of reference only and the meaning, construction, and interpretation of such words and phrases for purposes of this Ground Lease shall be determined solely by reference to SECTION 1.1 hereof. The table of contents, titles, and headings of the Articles and Sections of this Ground Lease have been inserted for convenience of reference only and are not to be considered a part hereof and shall not in any way modify or restrict any of the terms or provisions hereof and shall not be considered or given any effect in construing this Ground Lease or any provision hereof or in ascertaining intent, if any question of intent should arise.

     Section 1.4 INTERPRETATION. Unless the context requires otherwise, words of the masculine gender shall be construed to include correlative words of the feminine and neuter genders and vice versa, and words of the singular number shall be construed to include correlative words of the plural number and vice versa. This Ground Lease, and all the terms and provisions hereof, shall be liberally construed to effect the purposes set forth herein and to sustain the validity of this Ground Lease.


                                   ARTICLE II

                  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
                                    VARI-LITE

     Vari-Lite represents and warrants to Brazos and agrees as follows:


GROUND LEASE AGREEMENT - Page 6

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     Section 2.1  CORPORATE MATTERS.  Each corporation constituting a lessee under this Ground Lease and named in the definition of Vari-Lite (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has full corporate power and authority to own and operate its properties and to conduct its business as presently conducted and full corporate power, authority and legal right to execute, deliver and perform its obligations under this Ground Lease and any Consent, (iii) is in good standing in the State of Texas and any other jurisdiction where its activities require qualification; and (iv) is a wholly-owned subsidiary of Guarantor.

     Section 2.2 AUTHORIZATION; BINDING AGREEMENT. This Ground Lease has been duly authorized, executed and delivered by Vari-Lite and, assuming the due authorization, execution and delivery of this Ground Lease by Brazos, this Ground Lease is a legal, valid and binding obligation of Vari-Lite, enforceable according to its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 2.3 POWER AND AUTHORITY. The consummation of the transactions herein contemplated and the performance and observance of Vari-Lite's obligations under this Ground Lease and any Consent have been duly authorized by all necessary corporate action on the part of Vari-Lite. The execution, delivery and performance by Vari-Lite of this Ground Lease and any Consent will not result in any violation of any term of the certificate of incorporation or the by-laws of Vari-Lite, do not require stockholder approval or the approval or consent of any trustee or holders of Indebtedness of Vari-Lite except such as have been obtained prior to the date hereof and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted Encumbrance on the Property as may be contemplated herein) upon any property or assets of Vari-Lite under any indenture, mortgage or other agreement or instrument to which Vari-Lite is a party or by which it or any of its property is bound where breach or default, singly or in the aggregate, could materially adversely affect (i) the financial condition or creditworthiness of Vari-Lite or
(ii) its ability to perform its obligations under this Ground Lease, any Facility Lease, or the Consent executed by Vari-Lite of even date herewith, or any existing applicable law, rule, regulation, license, judgment, order or decree of any Governmental Authority or court having jurisdiction over Vari-Lite or any of its activities or properties.

     Section 2.4 CONSENTS, APPROVALS, AUTHORIZATIONS. There are no consents, licenses, orders, authorizations or approvals of, or notices to or registrations with, any Governmental Authority which are required in connection with the valid execution, delivery and performance of this Ground Lease that have not been obtained or made, except such permits and licenses as Vari-Lite will be required to obtain for the occupancy, use or operation of the Property and which, in the ordinary course of business, are not obtained until just prior to the commencement of such occupancy, use or operation, and any such consents, licenses, orders, authorizations, approvals, notices and registrations that have been obtained or made are in full force and effect.

     Section 2.5 FINANCIAL STATEMENTS. Vari-Lite has caused to be furnished to Brazos copies of Guarantor's most recent consolidated balance sheet, income statement and cash flow statement (the "REPORTS"). The financial statements contained in the Reports fairly present the financial position, results of operations and changes in financial position of Guarantor as of the dates and for the periods indicated therein.

     Section 2.6 CHANGES. Since the date of the most recent Reports delivered pursuant to SECTION 2.5, there has been no adverse change in the financial condition or business of Vari-Lite or the Guarantor which would materially impair the ability of Vari-Lite to perform its obligations under this Ground Lease or which would materially impair the ability of the Guarantor to perform its obligations under the Guaranty.

     Section 2.7 LITIGATION. Except as disclosed in the Reports, there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of Vari-Lite after due inquiry, threatened against or affecting Vari-Lite or the Guarantor or any property or rights of Vari-Lite or the Guarantor, which affects the Property, as to which there is a significant possibility of an adverse determination, and which if adversely determined, may have a material adverse impact on the financial condition or business of Vari-Lite or the Guarantor or which, if adversely determined, could materially impair the ability of Vari-Lite to perform its obligations hereunder or of the Guarantor to perform


GROUND LEASE AGREEMENT - Page 7
its obligations under the Guaranty, or which, if adversely determined, may have a material adverse impact on the value or intended use of the Property and there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of Vari-Lite after due inquiry, threatened, which questions or would question the validity of this Ground Lease.

     Section 2.8 DELIVERY OF INFORMATION. Vari-Lite shall deliver to Brazos from time to time, (i) so long as Vari-Lite and the Guarantor are not subject to filing requirements under the Exchange Act, Vari-Lite's and Guarantor's most recent consolidated balance sheet, income statement and cash flow statement within 90 days of the end of each fiscal quarter, and upon becoming subject to such filing requirements, promptly upon filing under the Exchange Act or mailing to shareholders, copies of the Guarantor's Annual Reports on Form 10-K, the Guarantor's Quarterly Reports on Form 10-Q and any other reports the Guarantor files under the Exchange Act, and any report or mailing made to Guarantor's shareholders, (ii) promptly upon request, such other information with respect to Vari-Lite's and the Guarantor's operations, business, property, assets or financial condition as Brazos shall reasonably request, (iii) promptly after an officer of Vari-Lite obtains knowledge of any Event of Default hereunder or of any Potential Default, a certificate of an officer of Vari-Lite specifying the nature and period of existence of such Event of Default or Potential Default, and what action, if any, Vari-Lite has taken, is taking, or proposes to take with respect thereto, (iv) promptly after an officer of Vari-Lite obtains knowledge of any material adverse change in the financial condition or business of Vari-Lite or Guarantor or of any litigation of the type described in
SECTION 2.7, a certificate of an officer of Vari-Lite describing such change or litigation as the case may be, (v) promptly after Vari-Lite obtains knowledge of any and all Liens, other than Permitted Encumbrances, or other matters, including any litigation affecting the Property, which may materially adversely affect the value or intended use of the Property, a detailed statement describing each such Lien or other matter and (vi) promptly after Vari-Lite obtains knowledge of any Environmental Claim, a detailed statement describing such Environmental Claim and what action, if any, Vari-Lite has taken, is taking, or proposes to take with respect thereto.

     Section 2.9 COMPLIANCE WITH LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS. The operation, use and physical condition of the Property comply in all material respects with the Insurance Requirements and are in full compliance with all Legal Requirements.

     Section 2.10 CONFIDENTIALITY. Brazos hereby agrees to maintain the confidentiality of all financial information submitted to it by Vari-Lite or by the Guarantor pursuant to SECTION 2.5 or 2.8 hereof. Vari-Lite hereby consents to a delivery of such information to the lenders under the Credit Agreement, Brazos' legal counsel and Brazos' auditors.


                                   ARTICLE III

                                LEASE OF PROPERTY

     Section 3.1 LEASE. Subject to the terms and conditions hereof, Vari-Lite agrees to lease the Property from Brazos simultaneously upon Brazos' acquisition of the Property.

     Section 3.2  PROPERTY LEASING RECORD.

     The Property Leasing Record shall give a full legal description of the Property, the Acquisition Cost of the Property, the Lease Term for the Property, the location of the Property and such other details as Brazos, Vari-Lite and any Assignee may from time to time agree. Execution and delivery by Vari-Lite of the Property Leasing Record shall constitute (i) acknowledgment by Vari-Lite that the Property has been delivered to Vari-Lite in good condition and has been accepted for lease hereunder by Vari-Lite as of the Effective Date of the Property Leasing Record, (ii) acknowledgment by Vari-Lite that the Property specified in the Property Leasing Record is subject to all of the covenants, terms and conditions of this Ground Lease, and (iii) certification by Vari-Lite that the representations and warranties contained in ARTICLE II of this Ground Lease are true and correct in all material respects on and as of the Effective Date of the Property Leasing Record as though made on and as of such date and that there exists on such date no Event of Default or Potential Default.


GROUND LEASE AGREEMENT - Page 8

     Section 3.3 OPERATING LEASE. Brazos and Vari-Lite hereby declare that it is their mutual intent that for accounting purposes this Ground Lease be treated as an operating lease and not an instrument or evidence of indebtedness, and that the relationship between Brazos and Vari-Lite under this Ground Lease shall be that of lessor and lessee only. Title to and ownership of the Property shall at all times remain in Brazos and at no time become vested in Vari-Lite except in accordance with an express provision of this Ground Lease. Vari-Lite does not hereby acquire any right, equity, title or interest in or to the Property, except pursuant to the terms hereof. Vari-Lite hereby grants to Lessor a security interest in the Property and all proceeds thereof as collateral security for the payment and performance by Vari-Lite of Vari-Lite's obligations as Lessee hereunder.

          (a) Brazos and Vari-Lite intend that the transactions and arrangements contemplated by this Ground Lease have a dual, rather than a single form, and that (i) for financial accounting purposes with respect to Vari-Lite
(A) this Ground Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, and (B) Vari-Lite will be treated as the lessee of the Property, but (ii) for federal, state and local income tax purposes (A) this Ground Lease will be treated as a financing arrangement (rather than a "true lease"), (B) Brazos will be treated as a lender making a loan to Vari-Lite in an amount equal to the sum of the advances under the Credit Agreement, which amounts are secured by the Property, and (C) Vari-Lite will be treated as the owner of the Property and will be entitled to all tax benefits ordinarily available to an owner of property like the Property for such tax purposes.

          (b) Brazos and Vari-Lite further intend and agree that, for the purpose of securing Vari-Lite's obligations for the repayment of the advances under the Credit Agreement, (i) this Ground Lease shall also be deemed to be a deed of trust, mortgage, security agreement, assignment of rental and financing statement, and Vari-Lite hereby grants a lien and security interest upon and a collateral assignment of the Property and all proceeds thereof; (ii) the possession by Brazos or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iii) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Vari-Lite shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. Brazos and Vari-Lite shall, to the extent consistent with this Ground Lease, take such actions as may be necessary to ensure that, to the extent this Ground Lease is deemed to create a Lien on the Property in accordance with this SECTION 3.3, such Lien shall be deemed to be a perfected Lien of first priority under applicable law and will be maintained as such throughout the Lease Term.

          (c) Brazos and Vari-Lite further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Vari-Lite or Brazos, this Ground Lease shall be regarded as financial accommodations made by an unrelated third party to Vari-Lite for purposes of applicable bankruptcy and insolvency laws.


                                   ARTICLE IV

                             DELIVERY AND ACCEPTANCE

     Section 4.1 ACCEPTANCE. Pursuant to this Ground Lease Vari-Lite shall accept the Property. Brazos shall not be liable to Vari-Lite for any failure to obtain, or delay in obtaining, the Property or any delay in the delivery of possession thereof to Vari-Lite. Vari-Lite has examined the title and other matters pertaining to the Property, including restrictive covenants requiring approvals of certain uses of the Property, easements, zoning and other matters and accepts the Property subject to all such restrictions, required approvals and other matters.

     Section 4.2 PAYMENTS FINAL. Each payment of Basic Rent, Additional Rent and any other amount due hereunder made by Vari-Lite shall be final, and Vari-Lite, without waiving any other remedies it may have, will not seek or have any right to recover all or any part of such payment from Brazos or any Assignee for any reason whatsoever. The making of payments under this Ground Lease by Vari-Lite (including payments pursuant to


GROUND LEASE AGREEMENT - Page 9

ARTICLE X) shall not be deemed to be a waiver of any claim or claims that Vari-Lite may assert against Brazos or any other person. Brazos agrees to repay Vari-Lite amounts paid to Brazos to the extent such payments were in error and are not required by the various terms and provisions of this Ground Lease.

     Section 4.3 NO WARRANTIES OR REPRESENTATIONS. Notwithstanding any other provision contained in this Ground Lease, it is specifically understood and agreed that neither Brazos nor any Assignee nor any Affiliate of either, nor anyone acting on behalf of any of them makes any warranties or representations or has any responsibility to disclose any relevant information, or has any other responsibility or duty, nor, except as set forth in SECTION 18.11 of this Ground Lease, has Brazos or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them made any covenants or undertakings, as to the accounting treatment to be accorded Vari-Lite or as to the U.S. Federal or any state income or any other tax consequences, if any, to Vari-Lite as a result of or by virtue of the transactions contemplated by this Ground Lease.

     Section 4.4 QUIET ENJOYMENT. During the Lease Term or Renewal Term, if any, so long as no Event of Default or Potential Default shall have occurred and be continuing, Brazos covenants that as between Brazos and Vari-Lite, Vari-Lite shall have the right to quiet enjoyment of the Property on the terms and conditions provided in this Ground Lease without any interference from Brazos. Vari-Lite agrees to attorn to any Assignee in the event such Assignee succeeds to Brazos' interest in the Property, and Vari-Lite will not hold the Assignee responsible for Brazos' obligations incurred in the period prior to the succession of the Assignee to Brazos' interest.

     Section 4.5 CONSTRUCTION OF THE FACILITY. Vari-Lite hereby agrees that, if the Property is developed, Brazos, the Construction Consultant, the Contractor, any subcontractors, architects, engineers and other personnel or agents of any of the foregoing parties may have access to and may exert control over the Property as may reasonably be required for the purpose of planning, constructing, furnishing and completing the Facility.


                                    ARTICLE V

                                   LEASE TERM

     Section 5.1 LEASE TERM. The "LEASE TERM" with respect to the Property shall commence on the Effective Date and shall end on December 21, 2000. The lease of the Property may be renewed for six (6) additional five year terms pursuant to, and in accordance with, SECTION 11.3. The Lease Term or any Renewal Term may be terminated earlier pursuant to ARTICLES XI, XII, XIII, XIV, OR XV hereof or otherwise pursuant to operation of any Legal Requirements.

     Section 5.2  TERMINATION.  Notwithstanding anything contained in this
ARTICLE V OR ARTICLE XI, this Ground Lease shall terminate on December 21, 2000, unless earlier terminated or renewed; PROVIDED that any obligations that, by their terms, survive this Ground Lease and any obligations that exist at the time of such termination shall not terminate upon any termination under this
SECTION 5.2.


                                   ARTICLE VI

                             RENT AND OTHER PAYMENTS

     Section 6.1 BASIC RENT. Vari-Lite hereby agrees to pay Brazos on each Basic Rent Payment Date, Basic Rent for the calendar month in which such Basic Rent Payment Date falls. Brazos shall notify Vari-Lite at least two Business Days prior to each Basic Rent Payment Date of the amount of the Basic Rent due on such Basic Rent Payment Date; but failure to notify shall not relieve Vari-Lite of its obligation to pay Basic Rent.

     Section 6.2 OTHER AMOUNTS. Vari-Lite hereby agrees to pay within ten (10) days of delivery of a statement therefor all amounts (other than Basic Rent) due hereunder, including, without limitation, all amounts payable to any Indemnified Person pursuant to ARTICLE X hereof.


GROUND LEASE AGREEMENT - Page 10

     Section 6.3 ADDITIONAL RENT. Vari-Lite shall pay to Brazos from time to time, on demand, as additional rent ("ADDITIONAL RENT") (i) amounts required to reimburse Brazos for its obligations, costs and expenses (not previously included in the formula for Basic Rent) incurred in planning, acquiring, constructing, financing and leasing the Property, which is intended to include all ordinary and extraordinary costs and expenditures under the Credit Agreement, but which shall not include general and administrative overhead expenses of Brazos, and (ii) to the extent legally enforceable, interest on each overdue amount not paid by Vari-Lite to Brazos as provided in this Ground Lease from the date such overdue amount was due until paid at the per annum rate of interest equal to the most recent rate of interest calculated pursuant to paragraph (iii) of the definition "BASIC RENT" plus two percent (2%). Vari-Lite shall also pay to Brazos on demand an amount equal to any reasonable expenses and attorneys' fees incurred by Brazos in collecting such unpaid sums and enforcing the obligations for such unpaid sums.

     Section 6.4 PAYMENT IN ADVANCE. Basic Rent and Additional Rent and any other amount payable by Vari-Lite to Brazos shall be paid sufficiently in advance of the date due to assure that immediately available funds in the full amount due are available on the date due, to such account of Brazos at such bank, or to such account of such other person at such bank, or otherwise as Brazos may from time to time designate.

     Section 6.5 CREDIT AGREEMENT LOSSES. In addition to all other payment obligations hereunder, if this Ground Lease is terminated for any reason prior to the end of the Lease Term or, if applicable, Renewal Term, then Vari-Lite shall pay to Brazos within three Business Days after receipt of the billing statement referred to below an additional amount compensating Brazos for all penalties, costs and expenses (including out-of-pocket costs and expenses) as are incurred by Brazos under the Credit Agreement in connection with such termination and as are set forth in a billing statement sent by Brazos to Vari-Lite containing the calculation thereof in reasonable detail.

     Section 6.6 NET LEASE; NO SETOFF; ETC. This Ground Lease is a net lease. Notwithstanding any term or provision of this Ground Lease, it is intended that Basic Rent and Additional Rent, together with any amounts due pursuant to
SECTION 6.5, shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. Except to the extent otherwise expressly specified herein, the obligations and liabilities of Vari-Lite hereunder shall in no way be released, discharged or otherwise affected for any reason including, without limitation, the following: (a) any defect in the condition, quality or fitness for use of the Property; (b) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Property by act of God or enemy, any other force majeure event or any cause whatsoever; (c) any restriction, prevention or curtailment of or interference with any use of the Property; (d) any defect in title to or rights to the Property or any Lien on such title or rights or on the Property; (e) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Vari-Lite, Brazos or any other Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Vari-Lite, Brazos or any other Person, or any action taken with respect to this Ground Lease by any trustee or receiver of Vari-Lite, Brazos or any other Person, or by any court in any such proceeding; (g) any claim that Vari-Lite has or might have against any Person including, without limitation, Brazos or any lender under the Credit Agreement; (h) any failure on the part of Brazos to perform or comply with any of the terms hereof or of any other agreement; (i) any invalidity or unenforceability or disaffirmance of this Ground Lease against or by Vari-Lite or any provision hereof or the Ground Lease or any provision thereof; (j) any prohibition, limitation, restriction or prevention of Vari-Lite's use, occupancy or enjoyment of the Property by any Person; (k) any condemnation, confiscation, seizure, or requisition of use or title to all or any portion of the Property by any governmental authority under the power of eminent domain including, without limitation, a temporary event;
(l) any prohibition, limitation, restriction or prevention of Vari-Lite's use, occupancy or enjoyment of the Property by any Person; (m) any eviction of Vari-Lite from, or loss of possession by Vari-Lite of, the Property or any part thereof, by reason of title paramount or otherwise; (n) the invalidity or unenforceability of any provision hereof or the impossibility of illegality of performance by Brazos or Vari-Lite or both; (o) any action of any Governmental Authority; or (p) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing.

     Vari-Lite shall remain obligated under this Ground Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Ground Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Brazos or any other Person or any action with respect to this Ground Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as


GROUND LEASE AGREEMENT - Page 11
expressly permitted in this Ground Lease, Vari-Lite waives all rights to cancel, terminate or surrender this Ground Lease, or to any abatement, diminution or deferment of Basic Rent, Additional Rent or other sums payable hereunder, and also hereby waives any and all rights now or hereafter conferred by any Governmental Requirement or otherwise to modify or to avoid strict compliance with Vari-Lite's obligation under this Ground Lease. All payments made to or for the benefit of Brazos or any other Person hereunder as required hereby shall be final and Vari-Lite shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.

     Section 6.7 HOLDOVER RENT. Notwithstanding anything provided in this Ground Lease to the contrary, upon termination of this Ground Lease (whether by the expiration of the Lease Term or otherwise) and unless Vari-Lite purchases or has purchased the Property on such date, Vari-Lite must immediately vacate the Property, but if Vari-Lite fails to do so, then without the execution of a new lease by Brazos and Vari-Lite, Vari-Lite, at the option of Brazos, shall immediately become a tenant from month-to-month of the Property at a Basic Rent rate equal to the lesser of (a) one hundred fifty percent (150%) of the Basic Rent effective in the month immediately preceding termination of this Ground Lease or (b) the maximum amount of Basic Rent that may lawfully be charged to Vari-Lite under the circumstances, and under all other terms, conditions, provisions and obligations of this Ground Lease including, without limitation, payment of all Additional Rent.


                                   ARTICLE VII

                      RESTRICTED USE; COMPLIANCE WITH LAWS

     Section 7.1 INSURANCE REQUIREMENT AND LEGAL REQUIREMENT. So long as no Event of Default shall have occurred and be continuing, Vari-Lite may use the Property in the regular course of its business for any lawful Approved Purpose or keep the Property idle. Vari-Lite will not do or permit any act or thing which is contrary in any material respect to any Insurance Requirement or which is contrary to any Legal Requirement or which might impair, other than in the normal use thereof, the value or usefulness of the Property subject to the right of access and control granted by Vari-Lite under SECTION 4.5.

     Section 7.2 FILINGS. Vari-Lite shall promptly and duly execute, deliver, file and record, at Vari-Lite's expense, all such documents, statements, filings and registrations, and take such further action as Brazos or any Assignee shall from time to time reasonably request in order to establish, perfect and maintain Brazos' or such Assignee's title to and interest in the Property and any Assignee's interest in this Ground Lease as against Vari-Lite or any third party in any applicable jurisdiction.

     Section 7.3 COMPLIANCE WITH OTHER REQUIREMENTS. Vari-Lite shall use every precaution which is commercially reasonable and which is usually employed by corporations engaged in a business which involves owning or operating similar property to prevent loss or damage to the Property and to prevent injury to third persons or property of third persons. Vari-Lite shall cooperate fully with Brazos and all insurance companies providing insurance pursuant to
ARTICLE IX hereof in the investigation and defense of any claims or suits arising from the ownership, use, or occupancy of the Property, provided that nothing contained in this SECTION 7.3 shall be construed as imposing on Brazos any duty to investigate or defend any such claims or suits. Vari-Lite shall comply and shall cause all persons using or occupying the Property to comply with all Insurance Requirements and Legal Requirements regarding acquiring, titling, registering, leasing, insuring, using, occupying and operating the Property, and, if applicable, the licensing of operators thereof.

     Section 7.4 INSPECTION. Brazos or any Assignee or any authorized representative of either may during reasonable business hours from time to time inspect the Property and deeds, registration certificates, certificates of title and related documents covering the Property wherever the same may be located, but neither Brazos nor any Assignee shall have any duty to make any such inspection.

     Section 7.5 NO LIENS. Vari-Lite shall not permit or suffer to exist on the Property any Lien, other than Liens which are the subject of a Permitted Contest or Permitted Encumbrances and Liens placed thereon by, or arising from, Brazos' own actions or those of any Assignee or Affiliate of Brazos (provided, that any Liens of


GROUND LEASE AGREEMENT - Page 12

Record, other than Liens placed thereon by, or arising from, Brazos' own actions or those of any Assignee or Affiliate of Brazos, may not exceed the amount of $100,000 with respect to the Property and any related Facility), nor may it assign any right or interest herein or in the Property. Vari-Lite shall not without the prior written consent of Brazos and Assignee, which consent shall not be unreasonably withheld, sublease or otherwise relinquish possession of the Property, except that Vari-Lite may otherwise relinquish possession of the Property to any contractor for use in performing work for Vari-Lite, provided that such relinquishment of possession shall in no way affect the obligations of Vari-Lite or the rights of Brazos hereunder and with respect to the Property. Brazos shall have the present and continuing right to collect and enjoy all rents and other sums of money payable under any such sublease, and Vari-Lite hereby irrevocably assigns such rents and other sums to Brazos for the benefit and protection of Brazos, provided that unless an Event of Default or Potential Default shall have occurred and be continuing hereunder, Vari-Lite shall be entitled to collect and enjoy such rents and other sums. Vari-Lite shall, within thirty (30) days after the execution of any such sublease, deliver a conformed copy thereof to Brazos. Nothing contained in this Ground Lease shall be construed as constituting the consent or request of Brazos, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. Notice is hereby given that Brazos will not be liable for any labor, services or materials furnished or to be furnished to Vari-Lite, or to anyone holding the Property or any part thereof through or under Vari-Lite.

     Section 7.6 INTERFERENCE. If any Lien or charge of any kind or any judgment, decree or order of any court or other governmental authority (including, without limitation, any state or local tax lien affecting the Property), whether or not valid, shall be asserted or entered which is reasonably likely to interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities under this Ground Lease or cause a Material Adverse Change, Vari-Lite shall, upon obtaining knowledge thereof or upon receipt of notice to that effect from Brazos, promptly take such action as may be necessary to prevent or terminate such interference.


                                  ARTICLE VIII

                             MAINTENANCE OF PROPERTY

     Section 8.1 WARRANTIES. Brazos, so long as no Event of Default or Potential Default shall have occurred and be continuing, hereby assigns and agrees to make available to Vari-Lite any and all rights Brazos may have under any vendor's warranties or undertakings with respect to the Property. If any Event of Default shall have occurred and be continuing, the assignment of such rights from Brazos to Vari-Lite shall be deemed to be terminated.

     Section 8.2 COSTS AND EXPENSES. Vari-Lite shall pay all costs, expenses, fees and charges incurred in connection with the ownership, use or occupancy of the Property during the Lease Term and Renewal Term, if any. Except as otherwise provided in ARTICLE XII hereof, Vari-Lite shall at all times, at its own expense, and subject to reasonable wear and tear, keep the Property in good operating order, repair, condition and appearance. The foregoing undertaking to maintain the Property in good repair shall apply regardless of the cause necessitating repair, regardless of the availability or adequacy of insurance or condemnation proceeds and regardless of whether Vari-Lite has possession of the Property, and as between Brazos and Vari-Lite all risks of damage to the Property are assumed by Vari-Lite. The undertaking to maintain the Property in good repair shall include, without limitation, all common area maintenance including, without limitation, removal of dirt, snow, ice, rubbish and other obstructions and maintenance of sidewalks and landscaping. Vari-Lite hereby agrees to indemnify and hold Brazos and any Assignee harmless from and against all costs, expenses, claims, losses, damages, fines or penalties, including reasonable counsel fees, arising out of or due to Vari-Lite's failure to fulfill its obligations under this SECTION 8.2.

     Section 8.3 PAYMENT OF TAXES. Vari-Lite shall make all required reports to the appropriate taxing authorities and shall pay: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental, quasi-governmental and nongovernmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time during the Lease Term or any Renewal Term hereof, imposed or levied upon or assessed against (A) the Property, (B) any Basic Rent, any Additional Rent or other sum payable


GROUND LEASE AGREEMENT - Page 13
hereunder or (C) this Ground Lease, the leasehold estate hereby created, or which arises in respect of the ownership, operation, occupancy, possession or use of the Property; (ii) all gross receipts or similar taxes (I.E., taxes based upon gross income which fail to take into account all customary deductions (E.G., depreciation and interest)) imposed or levied upon, assessed against or measured by any Basic Rent, or any Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Property; and (iv) all charges of utilities and communications services serving the Property. Vari-Lite shall not be required to pay any franchise, estate, inheritance, transfer, federal, foreign, state or local income or similar tax of Brazos (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Vari-Lite is required to pay pursuant to this SECTION 8.3; provided, however, that if at any time during the term of this Ground Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on Brazos a capital levy or other tax directly on the rents received therefrom, or upon the value of the Property or any present or any future improvement or improvements on the Property, then all such taxes, assessments, levies, or charges, or the part thereof so measured or based, shall be payable by Vari-Lite, but only to the extent that such taxes would be payable if the Property affected were the only property of Brazos, and Vari-Lite shall pay and discharge the same as herein provided. Vari-Lite will furnish to Brazos, promptly after demand therefor, proof of payment of all items referred to above, the payment of which is the responsibility of Vari-Lite. If any such assessments may legally be paid in installments, Vari-Lite may pay or permit to be paid such assessment in installments. So long as, in the reasonable opinion of Vari-Lite's counsel, Vari-Lite shall have reasonable grounds to contest the existence, amount, applicability or validity of any tax Vari-Lite is required to pay pursuant to this Ground Lease, Vari-Lite may contest such tax pursuant to the provisions of ARTICLE XVII of this Ground Lease so long as adequate reserves therefor are maintained by Vari-Lite.

     Section 8.4 ENVIRONMENTAL REPORTS. At any reasonable time and from time-to-time, upon reasonable notice, Vari-Lite shall furnish Brazos a report prepared by a qualified independent consultant, at the expense of Vari-Lite, concerning the condition and status of the Property in respect of any Environmental Laws, provided that the party requesting such report has demonstrable evidence that the Property may be affected by a Hazardous Substance, a Hazardous Waste or an Environmental Claim not adequately addressed in any environmental assessment previously delivered to Brazos or any Assignee in connection with the Property.


                                   ARTICLE IX

                                    INSURANCE

     Section 9.1 LIABILITY AND PROPERTY DAMAGE. Vari-Lite shall, at its sole cost and expense, maintain such liability and property damage insurance with respect to the Property and insurance against loss or damage to the Property of the types usually carried by corporations engaged in the same or a similar business, of similar size as Vari-Lite, and owning similar property and which cover risks of the kind customarily insured against by such corporations and such other insurance as may be required by law or as may be reasonably requested by Brazos for purposes of assuring compliance with this ARTICLE IX, including, without limitation, the insurance described on the Schedule of Insurance attached hereto as EXHIBIT B. Such insurance shall be written by financially sound and reputable companies which are legally qualified to issue such insurance. Vari-Lite may, at its cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and Vari-Lite may bring any such prosecution or contest in the name of Brazos, Vari-Lite, or both, and Brazos will join therein at Vari-Lite's request, provided that Vari-Lite shall indemnify Brazos against any losses, costs or expenses (including reasonable attorneys' fees) which Brazos may incur in connection with such prosecution or contest.

     Section 9.2 ADDITIONAL INSUREDS; NOTICE. Any policies of insurance carried in accordance with this ARTICLE IX and any policies taken out in substitution or replacement for any such policies (i) shall name Brazos and Assignee as additional insureds, as their respective interests may appear (but without imposing upon any such person any obligation imposed on the insured, including, without limitation, the liability to pay the premium for any such policy), (ii) shall have attached thereto a lender's loss payable endorsement for the benefit of Brazos and Assignee as loss payees and (iii) shall provide that as against Brazos and Assignee the insurers shall waive any rights of


GROUND LEASE AGREEMENT - Page 14
subrogation. Vari-Lite shall make a written request to the insurers, and provide evidence of such request to Brazos and Assignee, to give notice to Brazos and its assigns of any modification or cancellation of any insurance to be maintained under this Article. Vari-Lite shall give a copy to Brazos and any Assignee of any notice received by Vari-Lite regarding the cancellation or other termination of the insurance included in the Schedule of Insurance attached hereto as EXHIBIT B. Each liability policy (A) shall be primary without right of contribution from any other insurance which is carried by Brazos or Assignee with respect to its interest as such in the Property and (B) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

     Section 9.3 APPLICATION OF PROCEEDS OF LOSS OR SUBSTANTIAL TAKING. Any insurance or condemnation proceeds received as the result of the occurrence of
(i) any event of loss described in SECTION 14.3 hereof or (ii) any event of substantial Taking described in SECTION 15.1 shall be paid to Brazos, and disposed of as contemplated by SECTION 14.3 hereof.

     Section 9.4 APPLICATION OF PROCEEDS OF OTHER THAN LOSS OR SUBSTANTIAL TAKING. As between Vari-Lite and Brazos, if any insurance or condemnation proceeds received as a result of any loss or Taking, other than a loss described in SECTION 14.3 or an event of substantial Taking described in SECTION 15.1, is less than $100,000, it is agreed that such proceeds will be paid to Vari-Lite to be used for repairs, replacement, reconstruction or restoration in accordance with the terms of SECTIONS 14.2 AND 15.2 hereof. If the proceeds equal or exceed $100,000, then the proceeds shall be deposited in a special purpose account held by Assignee, to be used only for the purpose set forth in this paragraph, and Vari-Lite shall be entitled (i) to receive the amounts so deposited against certificates, invoices or bills in form satisfactory to Brazos and Assignee, delivered to Brazos and Assignee from time to time as such work or repair progresses, and (ii) to direct the investment of the amounts so deposited as provided in SECTION 9.5. Any moneys remaining in the aforesaid account after final payment for repairs has been made shall be paid to Vari-Lite.

     Section 9.5 INVESTMENT. Assignee, at Vari-Lite's instruction, shall invest the amounts deposited with Assignee pursuant to SECTION 9.4 in the following:

     (i)  direct obligations of the United States Government; or

     (ii) interest-bearing time deposits at, or obligations of, any Assignee.

Such investments shall mature in such amounts and on such dates so as to provide that amounts shall be available on the draw dates sufficient to pay the amounts requested by and due to Vari-Lite. Any interest earned on investments of such funds shall be paid to Vari-Lite. Brazos and Assignee shall not be liable for any loss resulting from the liquidation of each and every such investment and Vari-Lite shall be liable for such loss, if any.

     Section 9.6  APPLICATION IN DEFAULT.  Any amount referred to in
SECTIONS 9.3 AND 9.4 which is payable to Vari-Lite shall not be paid to Vari-Lite or, if it has been previously paid to Vari-Lite and not applied by Vari-Lite as provided in SECTIONS 9.3 OR 9.4, shall not be retained by Vari-Lite, if at the time of such payment an Event of Default or Potential Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and applied by Brazos toward payment of any of such obligations of Vari-Lite at the time due hereunder as Brazos may elect. At such time as there shall not be continuing any Event of Default or Potential Default, all such amounts at the time held by Brazos in excess of the amount, if any, which Brazos shall have elected to apply as above provided shall be applied as provided in SECTIONS 9.3 AND 9.4.

     Section 9.7 CERTIFICATES. On or before the execution of this Ground Lease, and annually on or before the anniversary of the date of this Ground Lease, Vari-Lite will furnish to Brazos and Assignee certificates or other evidence reasonably acceptable to Brazos and Assignee certifying that the insurance then carried and maintained on the Property complies with the terms hereof.


GROUND LEASE AGREEMENT - Page 15

     Section 9.8 COVENANT TO KEEP INSURANCE IN FORCE. Vari-Lite covenants that it will not use or occupy the Property or permit the use or occupancy of the Property at a time when the insurance required by this ARTICLE IX is not in force.


                                    ARTICLE X

                                   INDEMNITIES

     Section 10.1 INDEMNIFIED PERSONS. Vari-Lite shall indemnify and hold harmless Brazos, any Assignee, any successor or successors, and any Affiliate of Brazos, and their respective officers, directors, incorporators, shareholders, partners (general and limited, including without limitation, the general and limited partners of the sole shareholder of Brazos), employees, agents, attorneys and servants (each of the foregoing an "INDEMNIFIED PERSON") from and against all liabilities, taxes, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) or judgments of any nature relating to or in any way arising out of:

     (a) The acquisition, title on acquisition, rejection, possession, titling, retitling, registration, reregistration, custody by Vari-Lite of title and registration documents, ownership, use, non-use, misuse, lease, operation, repair, control or disposition of the Property leased or to be leased hereunder,
(i) except to the extent that such costs are included in the Acquisition Cost of the Property and (ii) except for any general administrative expenses of Brazos;

     (b) The assertion of any claim or demand based upon any infringement or alleged infringement of any right, by or in respect of the Property or any indemnification claim asserted against Brazos under the Contract of Sale; provided, however, that upon request of Vari-Lite, Brazos will make available to Vari-Lite Brazos' rights under any similar indemnification arising from any vendor's warranties or undertakings with respect to the Property;

     (c) All U.S. Federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature arising from or relating to ownership of the Property, including but not limited to license, qualification, franchise, sales, use, gross income, gross receipts, ad valorem, business, personal property, real estate, value added, excise, motor vehicle, occupation fees and stamp or other taxes or tolls of any nature whatsoever, and penalties and interest thereon, whether assessed, levied against or payable by Brazos or otherwise, with respect to the Property or the acquisition, purchase, sale, rental, use, operation, control, ownership or disposition of the Property (including without limitation any claim by any governmental authority for transfer tax, transfer gains tax, mortgage recording tax, filing or other similar taxes or fees in connection with the acquisition of the Property by Brazos or otherwise in connection with this Ground Lease) or measured in any way by the value thereof or by the business of, investment in, or ownership by Brazos with respect thereto, provided that this indemnity shall not apply to (i) taxes that Vari-Lite is not required to pay under SECTION 8.3 and (ii) net income taxes or capital gains taxes imposed by any state or local taxing authority utilizing the Unitary Method of Taxation.

     (d) Any violation or alleged violation (other than an alleged violation alleged by Brazos) by Vari-Lite of this Ground Lease or of any contracts or agreements to which Vari-Lite is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other Legal Requirements, including, without limitation, any Legal Requirements with respect to the environment or the regulation of hazardous materials or substances, or any breach of a representation or warranty by Vari-Lite under this Ground Lease;

     (e) Any Environmental Claim or requirement of Environmental Law concerning or relating to the Property, or the operations or business in respect of the Property; or

     (f) Any claim against Brazos' title or Assignee's interest in the Property to the extent such claim is not fully paid by title insurance.


GROUND LEASE AGREEMENT - Page 16

     Section 10.2 PAYMENTS. Vari-Lite shall reimburse any Indemnified Person for any sum or sums expended with respect to any of the items set forth in SECTION 10.1 or, upon request from any Indemnified Person, shall pay such amounts directly. Any payment made to or on behalf of any Indemnified Person pursuant to this ARTICLE X shall be increased to such amount as will, after taking into account all taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment, reduced by the amount of any savings in such taxes actually realized by the Indemnified Person as a result of the payment or accrual of the amounts in respect of which the payment to or on behalf of the Indemnified Person hereunder is made. Any Indemnified Person seeking indemnification under this ARTICLE X shall give Vari-Lite written evidence supporting the amount demanded, and such written evidence shall be deemed to be conclusive, absent manifest error. To the extent that Vari-Lite in fact indemnifies any Indemnified Person under the indemnity provisions of this Ground Lease, Vari-Lite shall be subrogated to such Indemnified Person's rights in the affected transaction and shall have a right to determine the settlement of claims therein.

     Section 10.3 CONTINUING INDEMNIFICATION. The indemnities contained in this ARTICLE X shall not be affected by and shall survive any termination of this Ground Lease .

     Section 10.4  LIMITATIONS.

     (a) Notwithstanding any provisions of this ARTICLE X to the contrary, Vari-Lite shall not indemnify and hold harmless any Indemnified Person against any claims and liabilities arising solely from the gross negligence (as between such Indemnified Person or an Affiliate of such Indemnified Person and Vari-Lite) or willful misconduct (as between such Indemnified Person or an Affiliate of such Indemnified Person and Vari-Lite) of such Indemnified Person, BUT SHALL OTHERWISE INDEMNIFY ANY INDEMNIFIED PERSON AGAINST ITS OWN NEGLIGENCE.

     (b) Brazos and Vari-Lite agree that the activities of Vari-Lite under this Ground Lease relating to the preparation or approval of any maps, drawings, opinions, reports, surveys, change orders, designs, or specifications relating to the Property is being done by Vari-Lite in its capacity as the lessee of the Property and not as the agent or employee of Brazos.

     Section 10.5 LITIGATION. If any claim, action, proceeding or suit is brought against an Indemnified Person with respect to which Vari-Lite would be required to indemnify such Indemnified Person, Vari-Lite shall have the right to assume the defense thereof, including the employment at its expense of counsel; provided that Vari-Lite shall not have such right to the extent that such Indemnified Person shall deliver to Vari-Lite a written notice waiving the benefits of the indemnification of such Indemnified Person provided by this ARTICLE X in connection with such claim, action, proceeding or suit. Notwithstanding the foregoing, if (i) any claim, action, proceeding or suit is brought against an Indemnified Person who is an individual, (ii) the action threatens to restrain or adversely affect the conduct of the business of the Indemnified Person, but not the business of Brazos' ownership of the Property under this Ground Lease, (iii) the claim, action, proceeding or suit seeks damages of more than $1,000,000, or (iv) independent counsel to an Indemnified Person shall conclude that there may be defenses available to the Indemnified Person which are different from, or additional to, and may conflict with those available to Vari-Lite, Vari-Lite shall not have the right to assume the defense of any such action on behalf of the Indemnified Person if such Indemnified Person chooses to defend such action, and all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such action shall be borne by Vari-Lite. Notwithstanding the assumption of its defense by Vari-Lite pursuant to this paragraph, any Indemnified Person shall have the right to employ separate counsel and to participate in its defense, but the fees and expenses of such counsel shall be borne by the Indemnified Person. In addition, Vari-Lite will not be liable for any settlement of any claim, action, proceeding or suit unless Vari-Lite has consented thereto in writing. Any decision by an Indemnified Person to employ its own counsel rather than counsel selected by Vari-Lite (whether or not at Vari-Lite's expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this ARTICLE X.

                                   ARTICLE XI

GROUND LEASE AGREEMENT - Page 17

                             RENEWAL AND TERMINATION

     Section 11.1 VARI-LITE'S RIGHT TO TERMINATE. So long as no Event of Default or Potential Default has occurred and is continuing, Vari-Lite shall have the right, at any time during the Lease Term or any Renewal Term, upon not less than thirty (30) days' written notice to Brazos and Assignee, to terminate on the Basic Rent Payment Date specified in such notice this Ground Lease with respect to the Property, if (a) indemnity payments to Brazos pursuant to SECTION 10.1(C) shall have been required and can be reasonably expected to occur subsequently and such payments are or would be in the aggregate (taking into account the recurring nature of the payments) sufficient in the reasonable judgment of Vari-Lite to render this Ground Lease uneconomic with respect to the Property, (b) due to a change in accounting rules or treatment, this Ground Lease is no longer treated as an operating lease for accounting purposes or (c) there exists an event of default under the Credit Agreement and the payment obligations of Brazos thereunder are declared to be immediately due and payable. Upon exercising its rights under this SECTION 11.1 Vari-Lite shall either (i) purchase, on the Basic Rent Payment Date stipulated in the written notice contemplated by this SECTION 11.1, the Property for cash at its Acquisition Cost or (ii) with the consent of Brazos, arrange, at its own cost and expense, for the Property to be sold for cash pursuant to SECTION 11.4 and with the consequences therein provided, except that such purchase and sale must occur on the Basic Rent Payment Date stipulated in the written notice contemplated by this
SECTION 11.1.

     Section 11.2 BRAZOS' RIGHT TO TERMINATE. Brazos shall have the right upon at least thirty (30) days' prior written notice to Vari-Lite, to terminate the ground lease of the Property as of a Basic Rent Payment Date stipulated in such notice if at any time: (1) by reason of a nexus between a state or local taxing jurisdiction and the Property or the activities of any user (other than Brazos) of the Property, Brazos incurs, or, in its reasonable judgment, in the future would incur, a state or local tax based upon the Unitary Method of Taxation which, in its sole judgment, renders the Ground Lease uneconomic and Vari-Lite refuses to reimburse Brazos for such tax; or (2) any other instrument relating to this Ground Lease shall be held by a court of competent jurisdiction to require the payment or deemed to permit the collection of interest in excess of the Maximum Rate and any such interest in excess of such Maximum Rate cannot be spread and allocated either to the preceding or subsequent periods in which such excess interest is to be paid or collected pursuant to SECTION 18.8 of this Ground Lease. In the event of a termination of this Ground Lease with respect to the Property pursuant to this SECTION 11.2, Vari-Lite shall either (i) purchase, on the Basic Rent Payment Date stipulated in the written notice contemplated by this
SECTION 11.2, the Property for cash at its Acquisition Cost or (ii) with the consent of Brazos, arrange, at its own cost and expense, for the Property to be sold for cash pursuant to SECTION 11.4 and with the consequences therein provided, except that such purchase and sale must occur on the Basic Rent Payment Date stipulated in the written notice contemplated by this SECTION 11.2.

     Section 11.3  RENEWAL.

     (a) Not later than twelve months prior to the end of the Lease Term or the first Renewal Term, if any, as applicable, Brazos shall give notice to Vari-Lite as to whether it desires to renew this Ground Lease with respect to the Property and the terms and conditions (including the rental amounts) of any such renewal. Not later than nine months prior to the end of the Lease Term or Renewal Term, as applicable, Vari-Lite shall give notice to Brazos as to whether it will renew or not renew the lease for the Property. Failure of Vari-Lite to give such notice with respect to the Property shall be deemed an election not to renew the lease for the Property. So long as (i) Vari-Lite elects to renew this Ground Lease, (ii) no Event of Default or Potential Default has occurred and is continuing, and (iii) Brazos shall have received a commitment for financing for the Property through the last day of the Renewal Term (as defined below) from the lender(s) under a then-existing Credit Agreement or from a third party (which commitment will be in the sole discretion of such lender(s) or third party), the lease shall be renewed for a term (the "RENEWAL TERM") equal to five years commencing on the first day following the last day of the Lease Term or Renewal Term, as applicable, thereof; provided, however, the Lease Term or Renewal Term, as applicable, shall not be renewed if on the first day of the new Renewal Term (a) the lender(s) under the Credit Agreement fails to fund under its commitment pursuant to the terms of such commitment or (b) a third party fails to fund under its commitment for any reason, or (c) if any terms of this Ground Lease must be modified in accordance with the commitment for financing, Vari-Lite does not agree to such modifications.

GROUND LEASE AGREEMENT - Page 18

     (b) In the event the lease for the Property is not being renewed, Vari-Lite shall, at its option, not later than eight months prior to the end of the Lease Term or Renewal Term, as applicable, give notice to Brazos either that it will (i) purchase the Property for cash at its Acquisition Cost during the period from one (1) month before the end of the Lease Term or Renewal Term, as applicable, to five (5) Business Days before the end of the Lease Term or Renewal Term, as applicable, or (ii) arrange, at Vari-Lite's own cost and expense, for the Property to be sold for cash pursuant to
SECTION 11.4 and with the consequences therein provided during the period from six (6) months before the end of the Lease Term or Renewal Term, as applicable, to one (1) month before the end of the Lease Term or Renewal Term, as applicable. Any notice given by Vari-Lite pursuant to the preceding sentence shall be irrevocable, except that Vari-Lite may revoke the election to sell the Property to a third party if Vari-Lite purchases the Property.

     Section 11.4 SALES TO THIRD PARTIES. (a) If Vari-Lite exercises its right to arrange for a sale of the Property to a third party pursuant to SECTIONS 11.1, 11.2 OR 11.3:

     (i) if the proceeds of sale are greater than the Acquisition Cost of the Property, Brazos shall pay to Vari-Lite the amount by which such proceeds exceed such Acquisition Cost;

     (ii) if the proceeds of sale are equal to or less than the Acquisition Cost, but greater than or equal to 15% of the Acquisition Cost, Vari-Lite shall pay to Brazos an amount equal to (A) such Acquisition Cost less (B) the proceeds of such sale; and

    (iii) if the proceeds of sale are less than 15% of the Acquisition Cost, Vari-Lite shall pay to Brazos an amount equal to the sum of (A) 85% of such Acquisition Cost and (B) the amount by which the residual value of the Property has been reduced by wear and tear in excess of that attributable to normal use, plus the amount by which, in the good faith judgment of Brazos, the proceeds of sale for the Property has been reduced due to Liens attaching to the Property at the time of sale.

For purposes of this SECTION 11.4, in connection with the sale of the Property, "proceeds of sale" shall mean the aggregate proceeds from the sale of the Property without reduction for any amounts paid by Vari-Lite.

     (b) All payments and credits referred to in paragraph (a) above shall be made on the date of the sale of the Property, and the parties shall account to each other for such payments and credits. In consideration for the receipt by Brazos of the proceeds of sale and all other amounts then due and owing hereunder, Brazos shall transfer title to the Property to the purchaser at the sale designated by Vari-Lite. In the event of a sale pursuant to this SECTION 11.4, neither Vari-Lite nor any Affiliate of Vari-Lite shall purchase the Property. If the Property is sold to a third party pursuant to this SECTION 11.4 the Property shall be free of any Liens at the time of sale, including Liens which would otherwise be Permitted Encumbrances if such Liens would reduce the value to the purchaser of the Property.

     (c) If the Property and any Facility thereon are sold to the same third party, the proceeds of sale shall be allocated pro rata between the Property and such Facility based on the Acquisition Cost of the Property and the Acquisition Cost (as defined in the Facility Lease) of such Facility.

     Section 11.5 ADDITIONAL PAYMENTS. In connection with any purchase or sale of the Property under this ARTICLE XI, on or before the date such purchase or sale occurs, Vari-Lite shall pay to Brazos, in addition to any purchase price payable, all Basic Rent payable (pro rated as of the date of purchase or sale), any Additional Rent, all amounts owing under SECTION 11.4, and other amounts owing hereunder.

     Section 11.6 TERMINATION OF GROUND LEASE. Upon receipt by Brazos of the purchase price payable in connection with any sale or purchase of the Property under this ARTICLE XI, together with all additional payments required under SECTION 11.5 with respect to the Property, this Ground Lease shall terminate . All representations and warranties contained in this Ground Lease or made in writing by or on behalf of Vari-Lite in connection herewith and all obligations of Vari-Lite pursuant to ARTICLE X shall survive termination of this Ground Lease.

GROUND LEASE AGREEMENT - Page 19

     Section 11.7  SURRENDER OF PROPERTY.  Subject to the provisions of this
ARTICLE XI AND ARTICLES XII, XIII, XIV AND XV hereof, upon termination of the ground lease of the Property hereunder, Vari-Lite shall surrender the Property to Brazos. In connection with the sale of the Property by Brazos, in consideration of the receipt of the purchase price and all other amounts which may be owing to Brazos under SECTION 11.5, Brazos shall execute and deliver all instruments of transfer necessary to convey Brazos' interest to the purchaser of the Property.

     Section 11.8 CONVEYANCE OF PROPERTY. Upon any sale or transfer of the Property by Brazos, the transfer shall be accomplished by a special warranty deed and bill of sale, "AS IS AND WITH ALL FAULTS," and without representations or warranties regarding the Property (other than warranties of title contained in the special warranty deed).

                                   ARTICLE XII

                             ECONOMIC DISCONTINUANCE

     Section 12.1 UNECONOMIC PROPERTY. If, at any time prior to the end of the Lease Term, in the good faith judgment of Vari-Lite, the Property shall have become uneconomic for continued use and occupancy by Vari-Lite (the Property hereinafter sometimes called an "UNECONOMIC PROPERTY"), then Vari-Lite shall deliver to Brazos and Assignee a written notice (an "UNECONOMIC NOTICE") containing (i) notice of Vari-Lite's intention to terminate the Ground Lease to the Property as of a Basic Rent Payment Date specified in such notice, which Basic Rent Payment Date shall be within sixty
(60) days of such notice, and (ii) a certificate of an officer of Vari-Lite stating that Vari-Lite has determined that the Property has become uneconomic for continued use and occupancy by Vari-Lite.

     Section 12.2 UNECONOMIC NOTICE. Simultaneously with the delivery of an Uneconomic Notice, Vari-Lite shall deliver to Brazos notice of Vari-Lite's intent to terminate this Ground Lease to the Property and either to purchase the Property at its Acquisition Cost on the Basic Rent Payment Date specified in such notice or to sell the Uneconomic Property on such date; provided, that if the proceeds of the sale of the Property are less than the Acquisition Cost of the Property, then in addition to the purchase price Vari-Lite shall pay to Brazos an amount equal to such Acquisition Cost less the proceeds of such sale.

     Section 12.3 PAYMENT. In connection with any purchase or sale pursuant to this ARTICLE XII, on the Basic Rent Payment Date upon which such purchase or sale occurs, Vari-Lite shall pay or cause the purchaser to pay to Brazos the purchase price, and Vari-Lite shall pay all Basic Rent payable and any Additional Rent and other amounts owing hereunder.

     Section 12.4 NO RIGHT TO USE. If Vari-Lite terminates this Ground Lease with respect to the Property pursuant to this ARTICLE XII, neither Vari-Lite nor any Affiliate of Vari-Lite shall have the right for one year following the date of such termination to use, and shall not use, the Property.

                                  ARTICLE XIII

                                EVENTS OF DEFAULT

     Section 13.1 EVENTS OF DEFAULT. Any of the following events of default shall constitute an "EVENT OF DEFAULT" and shall give rise to the rights on the part of Brazos described in SECTION 13.2 hereof:

     (a) FAILURE TO MAKE PAYMENTS. Failure of Vari-Lite to pay amounts due to Brazos at the time of any scheduled sale of the Property hereunder, failure of Vari-Lite to pay Basic Rent or Additional Rent for more than five
(5) days after such payment is due pursuant to ARTICLE VI hereof, or failure of Vari-Lite to pay any other amount payable by Vari-Lite hereunder within ten (10) days after written demand for such payment.

     (b) FAILURE TO MAINTAIN INSURANCE. Failure of Vari-Lite to maintain the insurance required by ARTICLE IX hereof, or default in the performance of the covenant contained in SECTION 9.4 hereof.

GROUND LEASE AGREEMENT - Page 20

     (c) OTHER DEFAULTS. Vari-Lite shall default in the performance or observance of any other term, covenant, condition or obligation contained in this Ground Lease or the other Lease Documents and such default shall (i) continue for fifteen (15) days after notice shall have been given to Vari-Lite by Brazos or any Assignee specifying such default and requiring such default to be remedied or (ii) if such default is of a nature that it is not capable of being cured within such 15-day period, Vari-Lite shall not have diligently commenced curing such default, proceeded diligently and in good faith thereafter to complete curing such default, or cured such default within forty-five (45) days.

     (d) BANKRUPTCY. (i) The entry of a decree or order for relief in respect of Vari-Lite or the Guarantor by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Vari-Lite or the Guarantor or of any substantial part of Vari-Lite's or the Guarantor's property, or ordering the winding up or liquidation of Vari-Lite's or the Guarantor's affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; or (ii) the general suspension or discontinuance of Vari-Lite's or the Guarantor's business operations, its insolvency (however evidenced) or its admission of insolvency or bankruptcy, or the commencement by Vari-Lite or the Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Vari-Lite or of the Guarantor of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the failure of Vari-Lite or the Guarantor generally to pay its debts as such debts become due, or the taking of corporate action by Vari-Lite or the Guarantor in furtherance of any such action.

     (e) PAYMENT OF OBLIGATIONS. A default or event of default, the effect of which is to permit the holder or holders of any Indebtedness of Vari-Lite or any Guarantor, or a trustee or agent on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity shall occur under the provisions of any instrument evidencing Indebtedness in excess of $1,000,000 of Vari-Lite or any Guarantor (or under the provisions of any agreement pursuant to which such instrument was issued).

     (f) MISREPRESENTATIONS. Any representation or warranty made by Vari-Lite in this Ground Lease or any of the other Lease Documents or which is contained in any certificate, document or financial or other statement furnished under or in connection herewith or therewith proves to be false or inaccurate in any material respect when made or deemed made.

     (g) GUARANTY. Any representation or warranty made by the Guarantor in the Guaranty, any Consent or any document contemplated hereby or thereby proves to be false or inaccurate in any material respect when made or deemed made, or the Guarantor defaults in the performance of any term, covenant, condition or obligation contained in the Guaranty or any Consent, and such default shall not have been cured within any applicable grace or cure period.

     (h) OTHER AGREEMENTS. Vari-Lite or Guarantor shall default in any material respect in the performance or observance of any term, covenant, condition or obligation contained in any other written agreement between Vari-Lite or the Guarantor and Brazos and such default shall not have been cured within any applicable grace or cure period.

     (i) UNAUTHORIZED ASSIGNMENT. Any assignment, sale, conveyance or other transfer by Vari-Lite of any interest in this Ground Lease and any mortgage, pledge, encumbrance or other hypothecation by or on behalf of Vari-Lite, or all or any of its right, title, interest or privileges under this Ground Lease except for a pledge that is required by its lenders.

     (j) UNSATISFACTORY TITLE. If at any time title to the Property is not satisfactory to Brazos or Assignee by reason of any Lien or other defect not disclosed in writing at the time of any advance under the Credit Agreement

GROUND LEASE AGREEMENT - Page 21

(even though the same may have existed at the time of any such advance), except the Permitted Exceptions, and such Lien, encumbrance or other defect is not corrected within thirty (30) days after written notice to Vari-Lite.

     (k) NON-COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. If Vari-Lite fails to comply with any requirement of any Governmental Authority with respect to the Property or to contest such requirement by means of a Permitted Contest under ARTICLE XVII (i) within thirty (30) days after notice in writing of such requirement shall have been given to Vari-Lite by such Governmental Authority or by Brazos or Assignee, or (ii) if such requirement is of a nature that it cannot be completely complied with within such 30-day period, if Vari-Lite shall fail after such notice either diligently to commence complying with such requirement or to proceed thereafter with reasonable diligence and in good faith to comply with such requirement; provided, however, that Vari-Lite shall in any event comply with such requirement prior to the date on which the Property may be seized or sold as a result of such non-compliance.

     Section 13.2 RIGHTS UPON DEFAULT. Upon the occurrence and continuation of any Event of Default either Brazos or any Assignee may, in either's sole discretion, declare this Ground Lease to be in default and do any one or more of the following:

     (a)  Terminate this Ground Lease;

     (b) Whether or not any action has been taken under (a) above, sell the Property (with or without the concurrence or request of Vari-Lite);

     (c) Hold, use, occupy, lease or keep idle the Property, without any duty to account to Vari-Lite with respect to any such action or inaction or for any proceeds thereof; and

     (d) Exercise any other right or remedy which may be available under applicable law and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce the terms hereof or to recover damages for the breach hereof.

     Suit or suits for the recovery of any default in the payment of any sum due hereunder or for damages may be brought by Brazos from time to time at Brazos' election, and nothing herein contained shall be deemed to require Brazos to await the date whereon this Ground Lease or the term hereof would have expired by limitation had there been no such default by Vari-Lite or no such termination or cancellation.

     The receipt of any payments under this Ground Lease by Brazos with knowledge of any breach of this Ground Lease by Vari-Lite or of any default by Vari-Lite in the performance of any of the terms, covenants or conditions of this Ground Lease shall not be deemed to be a waiver of any provision of this Ground Lease.

     No receipt of moneys by Brazos from Vari-Lite after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the Lease Term or any Renewal Term, or affect any notice theretofore given to Vari-Lite, or operate as a waiver of the right of Brazos to enforce the payment of Basic Rent or Additional Rent or other charges payable hereunder, or operate as a waiver of the right of Brazos to recover possession of the Property by proper suit, action, proceedings or remedy; it being agreed that, after the service of notice to terminate or cancel this Ground Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of the Property, Brazos may demand, receive and collect any moneys payable hereunder, without in any manner affecting such notice, proceedings, suit, action, order, warrant or judgment; and any and all such moneys so collected shall be deemed to be payments on account for the use, operation and occupation of the Property, or at the election of Brazos, on account of Vari-Lite's liability hereunder. Acceptance of the keys to the Property, or any similar act, by Brazos, or any agent or employee, during the term hereof, shall not be deemed to be an acceptance of a surrender of the Property unless Brazos shall consent thereto in writing.

     If, after an Event of Default shall have occurred, Vari-Lite fails to surrender promptly after written request by Brazos or converts or destroys the Property, Vari-Lite shall be liable to Brazos for all Basic Rent and Additional

GROUND LEASE AGREEMENT - Page 22

Rent then due and payable with respect to the Property, all other amounts payable under this Ground Lease, the Acquisition Cost of the Property as of the date of such request, conversion or destruction and all losses, damages and expenses (including, without limitation, attorneys' fees and expenses) sustained by Brazos by reason of such Event of Default and the exercise of Brazos' remedies with respect thereto.

     If, after an Event of Default, Brazos repossesses the Property, notwithstanding any termination of this Ground Lease, Vari-Lite shall be liable for and Brazos may recover from Vari-Lite all Basic Rent accrued and any Additional Rent owing with respect to the Property to the date of such repossession, all other amounts payable under this Ground Lease, and all losses, damages and expenses (including, without limitation, reasonable attorneys' fees and expenses) sustained by Brazos by reason of such Event of Default and the exercise of Brazos' remedies with respect thereto. In addition, Brazos may sell Brazos' interest in the Property upon any terms that Brazos deems satisfactory, free of any rights of Vari-Lite or any person claiming through or under Vari-Lite. In the event of such sale, in addition to the amounts payable under the first sentence of this paragraph, Brazos shall be entitled to recover from Vari-Lite, as liquidated damages, and not as a penalty, an amount equal to the Acquisition Cost of the Property so sold, minus the net proceeds of such sale (deducting from the gross proceeds of such sale any reasonable legal expenses, commissions, sales taxes or other costs or expenses associated with such sale) received by Brazos; provided however, if the proceeds of such sale are in excess of the amount payable to Brazos pursuant hereto, such excess shall be the property of Vari-Lite. In lieu of such sale, in addition to the amounts payable under the first sentence of this paragraph, Brazos may cause Vari-Lite to pay to Brazos, and Vari-Lite shall pay to Brazos, as liquidated damages, and not as a penalty, an amount equal to the Acquisition Cost of any or all of the Property, and upon payment in full of all such amounts Brazos shall transfer all of Brazos' right, title and interest in and to the Property to Vari-Lite.

     Following an Event of Default, to the extent deemed necessary or advisable by counsel for Brazos, Brazos shall have the right, and is hereby granted the power by Vari-Lite, to sell all or any part of the Property at public venue pursuant to power of sale in accordance with the laws of the State.

     No remedy referred to in this SECTION 13.2 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Brazos at law or in equity, and the exercise in whole or in part by Brazos of any one or more of such remedies shall not preclude the simultaneous or later exercise by Brazos of any or all such other remedies. No waiver by Brazos of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

     With respect to the termination of this Ground Lease as to the Property as a result of an Event of Default, Vari-Lite hereby waives service of any notice of intention to re-enter. Following an Event of Default, Vari-Lite hereby waives any and all rights to recover or regain possession of the Property or to reinstate this Ground Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

                                   ARTICLE XIV

                          LOSS OF OR DAMAGE TO PROPERTY

     Section 14.1 VARI-LITE'S RISK. Vari-Lite hereby assumes all risk of loss of or damage to the Property, however caused. No loss of or damage to the Property shall impair any obligation of Vari-Lite under this Ground Lease, which shall continue in full force and effect.

     Section 14.2 REPAIR. In the event of damage of any kind whatsoever to the Property (unless the same is determined by Vari-Lite to be damaged beyond repair) Vari-Lite, at its own cost and expense, shall place the same in good operating order, repair, condition and appearance.

     Section 14.3 PROPERTY DAMAGED BEYOND REPAIR. If the Property is seized, confiscated, rendered unfit for use or if any improvements thereon are destroyed or damaged beyond repair (in the reasonable judgment of Vari-Lite), or if the use of the Property by Vari-Lite or the use of any improvement by the party entitled thereto in

GROUND LEASE AGREEMENT - Page 23
the ordinary course of business is prevented by the act of any third person or persons or governmental instrumentality for a period exceeding ninety (90) days (other than an act which is a Taking which is substantial as described in SECTION 15.1 of this Ground Lease), or if the Property is attached (other than on a claim against Brazos as to which Vari-Lite is not obligated to indemnify Brazos) and the attachment is not removed within ninety (90) days, or if a Taking which is substantial as described in SECTION 15.1 shall occur, then in any such event, (i) Vari-Lite shall promptly notify Brazos and Assignee in writing of such event, (ii) on the Basic Rent Payment Date following such event, unless such Basic Rent Payment Date occurs within ten
(10) days of such event, in which case on the next Basic Rent Payment Date, Vari-Lite shall pay to Brazos an amount equal to the Acquisition Cost of the Property (after deducting any insurance proceeds received by Brazos in respect of such event or the net amount after Brazos' expenses of proceeds to Brazos from any award or sale made in connection with a Taking), provided that insurance or net Taking proceeds, if any, received by Brazos in excess of the Acquisition Cost of the Property shall be paid by Brazos to Vari-Lite,
(iii) the Lease Term or Renewal Term of the Property shall continue until the Basic Rent Payment Date on which Brazos receives payment from Vari-Lite of the amount payable pursuant to this SECTION 14.3 and the Basic Rent and any Additional Rent and other amounts owing hereunder, and shall thereupon terminate and (iv) Brazos shall on such Basic Rent Payment Date transfer title to the Property to Vari-Lite, and Vari-Lite shall be subrogated to Brazos' rights in the affected transaction.

                                   ARTICLE XV

                            CONDEMNATION OF PROPERTY

     Section 15.1 TAKING OF SUBSTANTIALLY ALL OF THE PROPERTY. If Vari-Lite or Brazos shall receive notice that the use, occupancy or title to all or substantially all of the Property is to be taken, requisitioned or sold in, by or on account of eminent domain proceedings or other action by any person or authority having the power of eminent domain (such events collectively referred to as a "TAKING"), and such Taking is substantial, then the Lease Term or Renewal Term shall terminate as provided in SECTION 14.3. A Taking shall be deemed substantial if the remainder of the Property is unusable for Vari-Lite's ordinary business purposes.

     Section 15.2 TAKING OF LESS THAN SUBSTANTIALLY ALL OF THE PROPERTY. If less than substantially all of the Property is subject to a Taking, then this Ground Lease shall continue in effect as to the portion of the Property not taken and Vari-Lite, at its own cost and expense, shall place the same in good operating order, repair, condition and appearance. Brazos and Vari-Lite each hereby waives any statutory or common law right allowing either of them to petition any court to terminate this Ground Lease in the event of a Taking of less than substantially all of the Property. In the event of a Taking as described in this SECTION 15.2, all proceeds from the Taking shall be payable to Brazos and held by Brazos pending their application in accordance with the direction of the Agent.

     Section 15.3 GRANT OF MINOR EASEMENTS. So long as no Event of Default or Potential Default has occurred and is continuing hereunder, Vari-Lite shall have the right (i) to grant minor easements for the benefit of the Property or which are deemed reasonably necessary for Vari-Lite's use of the Property; (ii) voluntarily to dedicate or convey, as required, portions of the Property for road, highway and other public purposes as required in the good faith judgment of Vari-Lite in order to obtain or maintain the use of all or part of the Property for the purposes intended by Vari-Lite; and (iii) voluntarily to execute petitions to have the Property or a portion thereof annexed to any municipality or included within any utility, highway or other improvement or service district, provided that no more than minor restoration is required. If Vari-Lite receives any monetary consideration for such easement or dedication, Vari-Lite shall promptly deliver such consideration to Brazos. Vari-Lite shall exercise the above power to grant without the joinder of Brazos, except that Brazos will cooperate, at Vari-Lite's expense, as necessary and join in the execution of any appropriate instrument. As a condition precedent to Vari-Lite's exercise of its powers under this Article, Vari-Lite shall give Brazos ten (10) days' prior written notice of the proposed action. Upon the giving of such notice, Vari-Lite shall be deemed to have certified that such action will not materially adversely affect either the market value of the Property or the use of the Property for its intended purpose, will not affect Brazos' or any Assignee's ability to exercise its rights and remedies under this Ground Lease and that Vari-Lite undertakes to remain obligated under this Ground Lease to the same extent as if Vari-Lite had not exercised its powers under this Article and Vari-Lite will perform all obligations under such instrument and shall prepare all required documents and provide all other instruments and certificates as Brazos may reasonably request.

GROUND LEASE AGREEMENT - Page 24

                                   ARTICLE XVI

                                  EXPENDITURES

     Section 16.1 EXPENDITURES BY VARI-LITE. Vari-Lite may expend its own funds for any purpose relating to the Property subject to this Ground Lease, including expenditures relating to the construction of any Facility to the extent Brazos is unwilling or unable to expend its funds for such purposes.


                                  ARTICLE XVII

                               PERMITTED CONTESTS

     (a) Vari-Lite shall not be required, nor shall Brazos have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge, Lien or encumbrance, or to comply or cause the Property to comply with any Legal Requirements applicable to the Property or the occupancy, use or operation thereof, so long as no Event of Default or Potential Default exists under this Ground Lease with respect to the Property, and, in the opinion of Vari-Lite's counsel, Vari-Lite shall have reasonable grounds to contest, and shall be diligently contesting, the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings in the reasonable judgment of Brazos, (i) shall not involve any material danger that the Property or any Basic Rent or any Additional Rent would be subject to sale, forfeiture or loss, as a result of failure to comply therewith, (ii) shall not affect the payment of any Basic Rent or any Additional Rent or other sums due and payable hereunder,
(iii) unless any criminal liability could result from a failure to comply therewith, could not reasonably be expected to cause either Brazos or any Assignee to incur civil liability which, in the sole judgment of Brazos or any Assignee, is not adequately indemnified (Vari-Lite's obligations under ARTICLE X of this Ground Lease shall be deemed to be adequate indemnification if no Event of Default or Potential Default exists and if such civil liability is reasonably likely to be less than $100,000), (iv) shall not cause a Material Adverse Change, (v) if involving taxes, shall suspend the collection of such taxes, and
(vi) shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Vari-Lite or the Property is subject and shall not constitute a default thereunder. Vari-Lite shall conduct all such contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of such contest, pay and discharge all amounts which shall be determined to be payable therein. Notwithstanding anything in this paragraph (a) to the contrary, Vari-Lite shall not be obligated to actively contest any mechanics' or materialmen's Lien or claim which does not exceed $25,000, provided that the failure to so contest does not violate clauses (i)-(iii) or (v) above, provided further, that such Lien is junior to any Lien of an Assignee on the Property, and provided further that Vari-Lite shall in any event diligently contest and defend against the enforcement of any such Lien or claim in good faith and with due diligence and shall promptly, after the final determination (including appeals of such contest), pay and discharge all amounts which shall be determined to be payable therein.

     (b) At least ten (10) days prior to the commencement thereof, Vari-Lite shall notify Brazos in writing of any such proceeding in which the amount in contest exceeds $25,000, and shall describe such proceeding in reasonable detail. If a taxing authority or subdivision thereof proposes an additional assessment or levy of any tax for which Vari-Lite is obligated to reimburse Brazos under this Ground Lease, or if Brazos is notified of the commencement of an audit or similar proceeding which could result in such an additional assessment, then Brazos shall in a timely manner notify Vari-Lite in writing of such proposed levy or proceeding.


                                  ARTICLE XVIII

                                  MISCELLANEOUS

     Section 18.1 SURVIVAL. All agreements, indemnities, representations and warranties, and the obligation to pay Additional Rent contained in this Ground Lease shall survive the expiration or other termination hereof.


GROUND LEASE AGREEMENT - Page 25

     Section 18.2 ENTIRE AGREEMENT. This Ground Lease, the Memorandum of Ground Lease and the Property Leasing Records covering the Property leased pursuant hereto and the instruments, documents or agreements referred to herein constitute the entire agreement between the parties and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Ground Lease or the Property, except as provided herein or therein.

     Section 18.3 MODIFICATIONS. This Ground Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing and is signed by the party against whom enforcement thereof is sought. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

     Section 18.4 GOVERNING LAW. THIS GROUND LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. ANY PROVISION OF THIS GROUND LEASE WHICH IS PROHIBITED BY LAW OR UNENFORCEABLE SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR UNENFORCEABILITY WITHOUT INVALIDATING THE REMAINING PROVISIONS HEREOF, AND THE PARTIES HERETO SHALL NEGOTIATE IN GOOD FAITH APPROPRIATE MODIFICATIONS TO REFLECT SUCH CHANGES AS MAY BE REQUIRED BY LAW, AND, AS NEARLY AS POSSIBLE, TO PRODUCE THE SAME ECONOMIC EFFECTS AS THE PROVISION WHICH IS PROHIBITED OR UNENFORCEABLE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, VARI-LITE AND BRAZOS HEREBY WAIVE ANY PROVISION OF LAW WHICH RENDERS ANY PROVISION HEREOF PROHIBITED OR UNENFORCEABLE IN ANY RESPECT.

     Section 18.5 NO OFFSETS. The obligations of Vari-Lite to pay all amounts payable pursuant to this Ground Lease (including specifically and without limitation amounts payable due under ARTICLES VI AND X hereof) shall be absolute and unconditional under any and all circumstances of any character, and such amounts shall be paid without notice, demand, defense, setoff, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. The obligation of Vari-Lite to lease and pay Basic Rent, Additional Rent or any other amounts provided for in this Ground Lease is without any warranty or representation, express or implied, as to any matter whatsoever on the part of Brazos or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them.

     NEITHER BRAZOS NOR ANY ASSIGNEE NOR ANY AFFILIATE OF EITHER, NOR ANYONE ACTING ON BEHALF OF ANY OF THEM, MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, ENVIRONMENTAL CONDITION (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS), OR ANY OTHER CHARACTERISTIC, OF THE PROPERTY, OR AS TO WHETHER THE PROPERTY OR THE OWNERSHIP, USE, OCCUPANCY OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND.

     AS BETWEEN BRAZOS, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON AND VARI-LITE AND TO THE EXTENT ALLOWED BY LAW, VARI-LITE ASSUMES ALL RISKS AND WAIVES ANY AND ALL DEFENSES, SET-OFFS, DEDUCTIONS, COUNTERCLAIMS (OR OTHER RIGHTS), EXISTING OR FUTURE, TO ITS OBLIGATION TO PAY BASIC RENT, ADDITIONAL RENT AND ALL OTHER AMOUNTS PAYABLE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY RELATING TO:

     (A) THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER QUALITY OR CHARACTERISTIC OF THE PROPERTY, LATENT OR NOT;

     (B) ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, DEFENSE OR OTHER RIGHT WHICH VARI-LITE MAY HAVE AGAINST BRAZOS, ANY ASSIGNEE, OR ANY INDEMNIFIED


GROUND LEASE AGREEMENT - Page 26

PERSON FOR ANY REASON WHATSOEVER ARISING OUT OF THIS OR ANY OTHER TRANSACTION OR MATTER;

     (C) ANY DEFECT IN TITLE OR OWNERSHIP OF THE PROPERTY OR ANY TITLE ENCUMBRANCE NOW OR HEREAFTER EXISTING WITH RESPECT TO THE PROPERTY;

     (D) ANY FAILURE OR DELAY IN DELIVERY OR ANY LOSS OR DESTRUCTION OF, OR DAMAGE TO, THE PROPERTY, IN WHOLE OR IN PART, OR CESSATION OF THE USE OR POSSESSION OF THE PROPERTY BY VARI-LITE FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF THE PROPERTY, IN WHOLE OR IN PART;

     (E) ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE USE, OWNERSHIP, OCCUPANCY OR POSSESSION OF THE PROPERTY BY VARI-LITE;

     (F) ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST VARI-LITE OR BRAZOS OR ANY ASSIGNEE;

     (G) ANY FAILURE TO OBTAIN, OR EXPIRATION, SUSPENSION OR OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES, PERMITS, CONSENTS,
AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS;

     (H) THE INVALIDITY OR UNENFORCEABILITY OF THIS GROUND LEASE OR ANY OTHER INFIRMITY HEREIN OR ANY LACK OF POWER OR AUTHORITY OF BRAZOS OR VARI-LITE TO ENTER INTO THIS GROUND LEASE; OR

     (I) ANY OTHER CIRCUMSTANCES OR HAPPENINGS WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING.

     VARI-LITE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS GROUND LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF.

     Section 18.6 NON-RECOURSE. Brazos' obligations hereunder are intended to be the limited obligations of the corporation. Notwithstanding any other provision of this Ground Lease, Vari-Lite agrees that the personal liability of Brazos shall be strictly and absolutely limited to the Property and the proceeds thereof and no recourse for the payment of any amount due under this Ground Lease, or for any claim based thereon or otherwise in respect thereof, shall be had against any other assets of the corporation or any incorporator, shareholder, officer, director or Affiliate (past, present or future) of Brazos, or of any Affiliate of either, or of any successor corporation to Brazos, it being understood that Brazos is a corporation entering into the transactions involved in and relating to this Ground Lease on the express understanding aforesaid.

     Section 18.7  NOTICES.

     (a) Any notice or request which by any provision of this Ground Lease is required or permitted to be given by either party to the other shall be deemed to have been given when delivered by hand (including, delivery by courier), when actually received by mail or, if promptly confirmed by mail or by hand-delivery, as provided above, when sent by telex, or other written telecommunication, addressed to the following specified addresses or to such other addresses as Brazos or Vari-Lite may specify by written notice to the other party:


GROUND LEASE AGREEMENT - Page 27

     If to Brazos:

     Brazos Beltline Development, Inc.
     2911 Turtle Creek Blvd., Suite 1240
     Dallas, Texas 75219
     Attention:     Gregory C. Greene
     telephone:     (214) 522-7296
     telecopy:      (214) 520-2009

     If to Vari-Lite:

     Vari-Lite, Inc.
     201 Regal Row
     Dallas, Texas  75247
     Attention:     Michael Herman
     telephone:     (214) 819-3172
     telecopy:      (214) 819-3247


     With a Copy to:

     Brown Brothers Harriman & Co.
     59 Wall Street
     New York, New York  10005
     Attention:     Chief Credit Officer
     telephone:     (212) 493-7899
     telecopy:      (212) 493-7280

     Cyril D. Kasmir, Esq.
     Kasmir & Krage, L.L.P.
     2001 Bryan Tower, Suite 270
     Dallas, Texas  75201-3059
     telephone:     (214) 969-7500
     telecopy:      (214) 220-0230

     (b) Brazos shall within five (5) Business Days give to Vari-Lite a copy of all notices received by Brazos pursuant to the Credit Agreement and any other notices received with respect to the Property.

     Section 18.8 USURY. No provision of this Ground Lease or any other instrument relating to this Ground Lease shall require the payment or permit the collection of interest in excess of the maximum non-usurious interest rate under applicable law (the "MAXIMUM RATE"). If any excess interest in such respect is so provided for, or shall be adjudicated to be so provided for, the provisions of this SECTION 18.8 shall govern, and neither Vari-Lite nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate. In determining the Maximum Rate, any interest shall be spread over the term of the Ground Lease to the extent permitted by applicable U.S. Federal or state law, notwithstanding the actual time for the payment of any rent or other amounts hereunder. It is expressly stipulated and agreed to be the intent of Brazos and Vari-Lite at all times to comply with applicable state law governing the Maximum Rate or the amount of interest payable pursuant to this Ground Lease (or applicable U.S. Federal law to the extent that it permits Brazos to contract for, charge, take, reserve or receive a greater amount of interest than under state law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Ground Lease or any of the other documents relating to this Ground Lease or any amount contracted for, charged, taken, reserved or received with respect to this Ground Lease, or if Brazos' exercise of any option herein or in any other document to accelerate the payment of amounts required hereunder results in Vari-Lite having paid any interest in excess of that permitted by applicable law, then it is Brazos' and Vari-Lite's intent that all excess amounts theretofore collected by Brazos be


GROUND LEASE AGREEMENT - Page 28
credited on the remaining balance of payments due hereunder (or, if all amounts due hereunder have been or would thereby be paid in full, refunded to Vari-Lite) and the provisions of this Ground Lease shall immediately be deemed reformed in the amounts thereafter collectible hereunder and so reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and under any other document relating hereto. If at any time the amount of any interest for a year would, but for this SECTION 18.8, exceed the amount of interest that would have been accrued during such year if the Maximum Rate had from time to time been in effect, the total interest payable for such year shall be limited to the amount that would have been accrued if the Maximum Rate had from time to time been in effect, and to the fullest extent permitted by applicable law, such excess, shall be (i) spread and allocated to the preceding periods in which the interest paid was less than the interest that would have been accrued at the Maximum Rate or (ii) spread and allocated to subsequent periods in which the total payments on account of interest are less than the interest that would have accrued at the Maximum Rate.

     Section 18.9 NO MERGER. There shall be no merger of this Ground Lease or of the leasehold estate hereby created with the fee estate in the Property by reason of the fact that the same person acquires or holds, directly or indirectly, this Ground Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Property or any interest in such fee estate.

     Section 18.10  SALE OR ASSIGNMENT BY BRAZOS.

     (a) Subject to SECTION 18.13(b), Brazos shall not sell or assign its right, title, interest or obligations under this Ground Lease, except that Brazos shall have the right to finance the acquisition and ownership of the Property by selling, assigning or granting a security interest in its right, title and interest in this Ground Lease and any or all amounts due from Vari-Lite or any third party under this Ground Lease.

     (b) Upon the occurrence of an event of default under the Credit Agreement, any Assignee shall, except as otherwise agreed by Brazos and Assignee, have all the rights, powers, privileges and remedies of Brazos hereunder, and Vari-Lite's obligations as between itself and such Assignee hereunder shall not be subject to any claims or defense that Vari-Lite may have against Brazos. Upon written notice to Vari-Lite of any such assignment, Vari-Lite shall attorn to any Assignee, and Vari-Lite shall thereafter make payments of Basic Rent, Additional Rent and other sums due hereunder to Assignee, to the extent specified in such notice, and such payments shall discharge the obligation of Vari-Lite to Brazos hereunder to the extent of such payments. Anything contained herein to the contrary notwithstanding, no Assignee shall be obligated to perform any duty, covenant or condition required to be performed by Brazos hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of Brazos.

     Section 18.11 INCOME TAXES. Brazos agrees that it will not file any Federal, state or local income tax returns during the Lease Term or Renewal Term, if any, with respect to the Property that are inconsistent with the treatment of Vari-Lite as owner of the Property for Federal, state and local income tax purposes.

     Section 18.12 TRANSFER ON AS-IS BASIS. In connection with the sale of the Property pursuant to this Ground Lease, when Brazos transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, Brazos, but free of the Lien created by the Credit Agreement.

     Section 18.13  RIGHT TO PERFORM FOR VARI-LITE.

     (a) If Vari-Lite fails to perform or comply with any of its covenants or agreements contained in this Ground Lease, and after knowledge or notice of such failure, Vari-Lite does not undertake to cure such failure, Brazos may, upon notice to Vari-Lite but without waiving or releasing any obligations or default, itself perform or comply with such covenant or agreement, and the amount of the reasonable expenses of Brazos incurred in connection with such performance or compliance shall be payable by Vari-Lite not later than ten (10) days after written notice by Brazos; and such amounts, if not timely paid, shall accrue interest at the current interest rate applicable to a BR Borrowing plus 4.5%.


GROUND LEASE AGREEMENT - Page 29

     (b) Without in any way limiting the obligations of Vari-Lite hereunder, Vari-Lite hereby irrevocably appoints Brazos as its agent and attorney at the time at which Vari-Lite is obligated to deliver possession of the Property to Brazos, to demand and take possession of the Property in the name and on behalf of Vari-Lite from whomsoever shall be at the time in possession thereof.

     Section 18.14  MERGER,  CONSOLIDATION OR SALE OF ASSETS.

     (a) Vari-Lite may not consolidate with or merge into any other corporation or sell all or substantially all of its assets to any Person, except by and between Affiliates of the Guarantor.

     (b) Brazos may not consolidate with or merge into any other corporation or sell all or substantially all of its assets to any Person.

     (c) The terms and provisions of this Ground Lease shall be binding upon and inure to the benefit of Brazos and Vari-Lite and their respective successors and permitted assigns.

     Section 18.15 EXPENSES. Vari-Lite shall pay all of the out-of-pocket costs and expenses incurred by Brazos and any Assignee in connection with this Ground Lease, including without limitation the reasonable fees and disbursements of counsel to Brazos and counsel to any Assignee.

     Section 18.16 PAYMENT OF TAXES AND PURCHASER EXPENSES. In connection with the sale or purchase of the Property pursuant to this Ground Lease, Vari-Lite shall pay or shall cause the purchaser of the Property to pay, in addition to the purchase price, all transfer taxes, transfer gains taxes, mortgage recording tax, if any, recording and filing fees and all other similar taxes, fees, expenses and closing costs (including reasonable attorneys' fees) in connection with the conveyance of the Property to Vari-Lite or any purchaser; provided that Vari-Lite or any purchaser shall not be required to pay U.S. Federal net income or capital gains taxes or to pay state and local net income, franchise or capital gains taxes of Brazos.

     Section 18.17 RULE AGAINST PERPETUITIES. The parties hereto do not intend any interest created by this Ground Lease to be a perpetuity or to be subject to invalidation under the perpetuities rule, however, if the rule is to be applied, then the perpetuities period shall be twenty-one (21) years after the last to die of the currently living great-grandchildren and/or grandchildren of George H. W. Bush.

     Section 18.18   PROTECTION OF LESSOR'S MORTGAGEES.

     (a) SUBORDINATION AND NON-DISTURBANCE. As of the date hereof, Brazos, Vari-Lite and Assignee have entered into a Subordination Non-Disturbance and Attornment Agreement covering this Ground Lease. With respect to any future mortgage or deed of trust encumbering the Property, Brazos and Vari-Lite agree that the rights of Vari-Lite under this Ground Lease shall be subject and subordinate to each such future mortgage or deed of trust, as well as to all renewals, modifications, consolidations, replacements and extensions thereof but only if Brazos, Vari-Lite and the holder of any such future mortgage or deed of trust enter into a non-disturbance agreement (a "NON-DISTURBANCE AGREEMENT") reasonably satisfactory to Vari-Lite and the holder of any such mortgage or deed of trust.

     (b) NOTICE TO ASSIGNEE. In the event of any default by Brazos hereunder, Vari-Lite shall notify Assignee (and any other mortgagee with respect to whom a Non-Disturbance Agreement has been executed), by registered or certified mail, provided that Assignee or such mortgagee, or its trustee, shall have furnished Brazos with its mailing address. Assignee or such mortgagee shall thereafter have a reasonable opportunity (but no obligation) to cure Brazos' default, including time to obtain possession of the Property by power of sale or judicial foreclosure, if same should prove necessary in Assignee's sole judgment to effect a cure, before Vari-Lite may take any action against Brazos. Vari-Lite shall accept a cure of Brazos' default from Assignee or such mortgagee in the event that Assignee or such mortgagee tenders such cure.


GROUND LEASE AGREEMENT - Page 30

     (c) DIRECT PAYMENT OF AMOUNTS HEREUNDER. Brazos shall have the right, at its option, to direct Vari-Lite to pay any amounts due hereunder directly to Assignee, and upon such a request from Brazos, Vari-Lite hereby agrees to pay any amounts due hereunder to Assignee. The parties confirm that, by execution hereof, Vari-Lite has been directed as provided herein to pay all amounts due hereunder directly to Assignee. The final payment to Assignee of all amounts due to Brazos under this Ground Lease from Vari-Lite shall be a full and complete release, discharge and acquittance of Vari-Lite to the extent of any such amounts actually received by Assignee described below in this sentence, and no provision of this Ground Lease permitting or requiring Brazos to direct Vari-Lite to pay rent or other amounts due hereunder directly to Assignee shall relieve Brazos of its obligation to pay to Assignee any or all of the amounts due from Brazos to Assignee pursuant to any instrument or agreement evidencing or securing the indebtedness owed to Assignee by Brazos.

     (d) LENDER AS MORTGAGEE. Contemporaneous with the execution of this Ground Lease, Brazos has acquired the Property in part with the proceeds of advances under the Credit Agreement, which advances are secured by, among other things, a Lien and direct and absolute assignment of amounts owing hereunder. Brazos and Vari-Lite may agree to construct a Facility on the Property which Brazos may finance with proceeds of advances under the Credit Agreement. Notwithstanding anything in this Ground Lease, so long as the advances or any portion or renewal thereof, or any amount owing under the Credit Agreement remains unpaid, in whole or in part, (a) Assignee and its successors and assigns shall be third party beneficiaries of the provisions of this Ground Lease; (b) neither Vari-Lite nor Brazos shall enter into any agreements with any other mortgagee as contemplated in this SECTION 18.18 without the prior written consent of Assignee; (c) Brazos and Vari-Lite acknowledge that each has been sufficiently notified and apprised of Assignee's interest as mortgagee and its mailing address as contemplated in this SECTION 18.18 and any other provision of this Ground Lease; (d) this Ground Lease shall not be amended, modified or assigned (collaterally or directly), or the Property or any part thereof sublet (except as expressly permitted hereby) without the prior written consent of Assignee; and (e) Vari-Lite shall forward a copy of the documentation and information described in SECTION 18.18(B) to Assignee simultaneously with forwarding a copy of same to Brazos.

     Section 18.19 PURCHASE OR SALE OF FACILITY. Notwithstanding anything to the contrary herein, Vari-Lite shall not have the right to purchase the Property or arrange for the sale of the Property to a third party unless simultaneous with such purchase or sale any Facility which may hereafter be constructed or located on the Property is purchased by Vari-Lite or sold to a third party or unless such Facility is constructed solely at the expense of Vari-Lite with the prior written consent of Brazos and BBH&Co.

     Section 18.20 SEVERABILITY. In case one or more provisions of this Ground Lease shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     Section 18.21 LESSEE REPRESENTATION. Each of the corporations constituting Vari-Lite hereby appoints Vari-Lite, Inc. as its representative and authorizes Vari-Lite, Inc. to take any and all actions, give any and all consents, waivers or approvals and to generally represent the interest of each such corporation in connection with its interests under this Ground Lease. Each of the corporations constituting Vari-Lite further agrees that any party to any of the Lease Documents may rely upon any consent, waiver, approval, notice or other action by Vari-Lite, Inc. if the document or instrument communicating such action indicates on its face that Vari-Lite, Inc. is acting in its capacity as representative of such corporations as provided in this SECTION 18.21.

     Section 18.22 JOINT AND SEVERAL LIABILITY. Each of the corporations constituting Vari-Lite hereby agrees that all obligations of Vari-Lite under this Ground Lease are joint and several among such corporations.


GROUND LEASE AGREEMENT - Page 31

     IN WITNESS WHEREOF, Brazos and Vari-Lite have caused this Ground Lease Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

                              BRAZOS BELTLINE DEVELOPMENT, INC.,
                              a Texas corporation


                              By: /s/Gregory C. Greene
                                 ------------------------------------
                                  Gregory C. Greene, President


                              VARI-LITE, INC.,
                              a Delaware corporation


                              By: /s/ H.R. Brutsche III
                                 ------------------------------------
                                  H.R. Brutsche, III, President and Chief
                                  Executive Officer


                              SHOWCO, INC.,
                              a Delaware corporation


                              By: /s/ Michael P. Herman
                                 ------------------------------------
                                  Michael P. Herman, Vice President Finance and Chief Financial Officer


                              SHOWCO CREATIVE SERVICES, INC.,
                              a Delaware corporation


                              By: /s/ Michael P. Herman
                                 ------------------------------------
                                  Michael P. Herman, Vice President Finance and Chief Financial Officer


                              CONCERT PRODUCTION LIGHTING, INC.,
                              a Delaware corporation


                              By: /s/ H.R. Brutsche III
                                 ------------------------------------
                                  H.R. Brutsche, III, President and Chief
                                  Executive Officer


                              IRIDEON, INC.,
                              a Delaware corporation


                              By: /s/ H.R. Brutsche III
                                 ------------------------------------
                                  H.R. Brutsche, III, President and Chief
                                  Executive Officer


GROUND LEASE AGREEMENT - Page 32

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                                    EXHIBIT A

                              PROPERTY DESCRIPTION


Being a tract of land situated in the CORDELIA BOWEN SURVEY, ABSTRACT NO. 56, City of Coppell, Dallas County, Texas, and being part of "Tract 1" as described by Deed to MCDLF HOLDING COMPANY, recorded in Volume 90150, Page 1511 of the Deed Records, Dallas County, Texas and being more particularly described as follows:

BEGINNING at a 1/2" found iron rod for the intersection of the West line of Belt Line Road (a variable width right-of-way) and the North line of Lakeshore Drive (a 90 foot right-of-way at this point), a dedicated street in Northlake 635 Business Park, an Addition to the City of Coppell, Texas according to the plat recorded in Volume 85056, Page 3358, Deed Records, Dallas County, Texas;

THENCE with the North, Northeast and East lines of said Lakeshore Drive the following:

     North 89 degrees 30 minutes 00 seconds West, 185.34 feet to a 1/2" found iron rod with Powell and Powell cap (1/2" found iron rod with cap) for the point of curvature of a circular curve to the left having a central angle of 12 degrees 50 minutes 19 seconds and a radius of 300.00 feet;

     With said curve in a Westerly direction an arc distance of 67.22 feet to a 1/2" found iron rod with cap for the point of reverse curvature of a circular curve to the right having a central angle of 12 degrees 50 minutes 19 seconds and a radius of 300.00 feet;

     With said curve in a Westerly direction an arc distance of 67.22 feet to a 1/2" iron rod with cap for the point of tangency (Lakeshore Drive a 60 foot right-of-way at this point);

     North 89 degrees 30 minutes 00 seconds West, 388.27 feet to a 1/2" iron rod with cap for the point of curvature of a circular curve to the right having a central angle of 52 degrees 53 minutes 07 seconds and a radius of 320.00 feet;

     With said curve in a Northwesterly direction an arc distance of 295.37 feet to a 1/2" found iron rod with cap for the point of tangency;

     North 36 degrees 36 minutes 53 seconds West, 398.49 feet to a 1/2" found iron rod with cap for the point of curvature of a circular curve to the right having a central angle of 37 degrees 06 minutes 53 seconds and a radius of 320.00 feet;

     With said curve in a Northerly direction an arc distance of 207.29 feet to a 1/2" iron rod with cap for the point of tangency;

     North 00 degrees 30 minutes 00 seconds East, 556.13 feet to a 1/2" set iron rod with yellow plastic cap stamped Halff Associates Inc. (Set iron rod with cap) for a corner at the intersection of said East line of Lakeshore Drive and a line 5 foot North of and parallel to the North line of a 50 foot open Channel Drainage Easement, a dedicated easement in said Northlake 635 Business Park;

THENCE departing said East line and with said parallel line the following:

     South 89 degrees 30 minutes 00 seconds East, 629.41 feet to a 1/2" set iron rod with cap for the point of curvature of circular curve to the left, having a central angle of 27 degrees 17 minutes 51 seconds and a radius of 470.00 feet;


GROUND LEASE AGREEMENT - Page 33

     With said curve in an Easterly direction, an arc distance of 223.92 feet to a 1/2" set iron rod with cap for the point of reverse curvature of a circular curve to the Right, having a central angle of 27 degrees 17 minutes 51 seconds and a radius of 530.00 feet;

     With said curve in an Easterly direction, an arc distance of 252.51 feet to a 1/2" set iron rod with cap for the point of tangency;

     South 89 degrees 30 minutes 00 seconds East, 168.37 feet to a point for a corner at the intersection of said parallel line and the said west line of Belt Line Road, which bears North 00 degrees 30 minutes 00 seconds East, a distance of 30.00 feet from a 1/2" set iron rod with cap at the intersection of the center line of said 50 foot easement and the said West line of Belt Line Road.

THENCE South 00 degrees 30 minutes 00 seconds West, 1235.26 feet, with the said West line of Belt Line Road, to a 1/2" set iron rod with cap for a corner;

THENCE South 10 degrees 48 minutes 36 seconds East 56.09 feet, with the said West line of Belt Line Road, to the PLACE OF BEGINNING and containing 1,430,213 square feet or 32.8332 acres of land, more or less.





















GROUND LEASE AGREEMENT - Page 34